Sales Report:Supplement No. 70 dated Oct 30, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 429510
This series of Notes was issued and sold upon the funding of the borrower loan #39184, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Oct-21-2009
				Auction end date:	Oct-28-2009

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$111.49
Final lender yield:	15.00%	Final borrower rate/APR:	16.00% / 18.18%	Final monthly payment:	$105.47

Auction yield range:	11.27% - 19.00%	Estimated loss impact:	10.34%
Lender servicing fee:	1.00%	Estimated return:	4.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-2006	Debt/Income ratio:	34%
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	2y 8m
Amount delinquent:	$0	Revolving credit balance:	$421	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	44%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	dragonfly0411	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	720-740 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	620-640 (May-2008)
Principal balance:	$1,359.20	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Debt Consolidation
Purpose of loan: This loan will be used to pay-off my credit cards since their interests are too high.

My financial situation: I want to payoff my current Prosper Loan, Visa Credit Card ($750) and Old Navy Credit Card ($100).? The property that I moved in was?in foreclosure, it was sold and the new owner wants us out of there ASAP.? Now I need to pay a new deposit in order to move to another property ($700).

Why I am a good candidate: I am a good candidate for this loan because I have never defaulted on a loan or payment ever in my life.? I make all the payments on time and I also pay the double of what it is required.? I know that by consolidating all my remaining accounts I could benefit since it is easier for me to make only one monthly payment.? I want to say goodbye to those high interests that at the moment are killing me.? It seems like the balance never goes down even though I pay more of the minimum required.??

Monthly net income: $ 2,000.00; I receive $500.00 from family (monthly).

Monthly expenses: $ 1,717.00
Housing: $ 600.00
Car expenses: $ 377.00??
Utilities: $ 60.00??
Basic Cable?with?Internet: $ 60.00
Food, entertainment: $ 300.00??
Clothing, household expenses $ 20.00??
Credit cards and other loans: $ 200.00
Other expenses: $ 100.00 (This includes gasoline)

Conclusion: I would appreciate the help. ?I know I am a good candidate, please let me demonstrate it by acquiring this loan.? I know as a fact that no one would regret helping me in order to consolidate this three of my accounts.
Information in the Description is not verified.
Friends And Family Winning Bids
rlaboy has bid a total of $1,621.23 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

interest-friendship	$50.00	$50.00	10/22/2009 9:32:33 AM
rlaboy	$165.74	$165.74	10/25/2009 2:21:19 PM
rlaboy	$165.74	$165.74	10/25/2009 2:20:06 PM
Peacepower	$35.00	$35.00	10/27/2009 4:49:42 PM
economy-synapse	$25.00	$25.00	10/28/2009 8:53:30 AM
supreme-hope	$25.00	$25.00	10/28/2009 10:07:02 AM
fiscal_family	$25.00	$25.00	10/28/2009 9:23:15 AM
maga	$51.00	$51.00	10/28/2009 12:13:54 PM
icon7	$50.00	$50.00	10/28/2009 1:59:44 PM
jcw3rd	$25.00	$25.00	10/28/2009 10:58:14 AM
wild-orange	$50.00	$50.00	10/28/2009 3:24:20 PM
nurat	$31.18	$31.18	10/28/2009 3:18:18 PM
Lender_1972	$100.00	$100.00	10/28/2009 3:41:31 PM
piano55	$27.72	$27.72	10/28/2009 12:29:49 PM
rlaboy	$500.00	$500.00	10/22/2009 3:54:13 AM
rlaboy	$624.01	$624.01	10/22/2009 3:54:34 AM
Unitas4302	$100.00	$100.00	10/22/2009 4:19:23 PM
marwadi-62	$25.00	$25.00	10/22/2009 5:44:38 PM
dudebrah	$50.00	$50.00	10/23/2009 12:05:02 PM
peb44	$25.00	$24.07	10/23/2009 1:29:12 PM
moneyman105	$40.00	$40.00	10/24/2009 11:31:57 PM
rlaboy	$165.74	$165.74	10/25/2009 2:19:33 PM
uchina1	$50.00	$50.00	10/26/2009 8:53:17 AM
Techne_Funds_LLC	$25.00	$25.00	10/26/2009 5:32:44 PM
Earn_money	$25.00	$25.00	10/27/2009 10:00:33 AM
MSLendingLLC	$25.00	$25.00	10/27/2009 9:53:05 AM
LendingHelper	$100.00	$100.00	10/27/2009 12:35:40 PM
foxy-community	$26.03	$26.03	10/27/2009 4:16:14 PM
Astyanax	$25.00	$25.00	10/27/2009 5:34:59 PM
upbeat-wealth	$25.00	$25.00	10/27/2009 7:44:53 PM
credit-coach118	$25.00	$25.00	10/28/2009 9:06:51 AM
soulblest	$43.77	$43.77	10/28/2009 10:01:43 AM
jsnryn	$25.00	$25.00	10/28/2009 8:26:38 AM
robertmm25	$50.00	$50.00	10/28/2009 11:55:53 AM
lender12345	$50.00	$50.00	10/28/2009 12:54:34 PM
kendigme	$25.00	$25.00	10/28/2009 1:26:58 PM
compatible-diversification	$25.00	$25.00	10/28/2009 2:26:25 PM
BlessedEveryDay	$25.00	$25.00	10/28/2009 3:01:22 PM
best-generosity-financier	$25.00	$25.00	10/28/2009 3:41:49 PM
Engineer44	$25.00	$25.00	10/28/2009 3:50:07 PM
jybank	$25.00	$25.00	10/28/2009 3:51:00 PM
41 bids
Borrower Payment Dependent Notes Series 429528
This series of Notes was issued and sold upon the funding of the borrower loan #39181, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Oct-21-2009
				Auction end date:	Oct-28-2009

Starting lender yield:	20.15%	Starting borrower rate/APR:	21.15% / 23.40%	Starting monthly payment:	$113.26
Final lender yield:	19.10%	Final borrower rate/APR:	20.10% / 22.34%	Final monthly payment:	$111.64

Auction yield range:	8.27% - 20.15%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1995	Debt/Income ratio:	21%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	8 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	14y 5m
Amount delinquent:	$0	Revolving credit balance:	$503	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	38%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	13	Homeownership:	No
Inquiries last 6m:	0
Screen name:	p2ploan-renaissance	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my bills
Purpose of loan:
This loan will be used to? to pay off some bills?????????

My financial situation:
I am a good candidate for this loan because? because i have not been late on my current loans

Monthly net income: $ 2160

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

crazycool	$25.00	$25.00	10/21/2009 3:55:20 PM
4est	$25.00	$25.00	10/21/2009 3:56:03 PM
rmachi	$25.00	$25.00	10/21/2009 3:57:14 PM
3am-preacher	$25.00	$25.00	10/21/2009 3:58:12 PM
Halos2002	$50.00	$50.00	10/21/2009 3:57:51 PM
reaction5	$25.00	$25.00	10/21/2009 3:58:22 PM
reciprocate	$50.00	$50.00	10/21/2009 3:58:25 PM
LR_Biker	$25.00	$25.00	10/21/2009 3:58:10 PM
Supernick	$25.00	$25.00	10/21/2009 3:55:31 PM
fuzed	$55.00	$55.00	10/21/2009 3:57:24 PM
value-microscope	$25.00	$25.00	10/21/2009 3:57:31 PM
five-star-justice	$36.00	$36.00	10/21/2009 4:08:06 PM
BuffetRocks	$50.00	$50.00	10/21/2009 4:09:09 PM
mdreiss	$25.00	$25.00	10/21/2009 4:09:15 PM
jybank	$25.00	$25.00	10/21/2009 4:09:32 PM
shawnw2	$50.00	$50.00	10/22/2009 5:00:05 PM
a-reasonable-return	$25.00	$25.00	10/23/2009 7:50:53 AM
junes08	$25.00	$25.00	10/23/2009 1:15:28 PM
icon7	$50.00	$50.00	10/26/2009 5:36:48 PM
SV-AZ	$25.00	$25.00	10/26/2009 8:09:32 PM
new-goal-return	$25.00	$25.00	10/27/2009 9:48:20 AM
Prezotus	$25.00	$25.00	10/27/2009 9:14:57 AM
interstellar	$50.00	$50.00	10/27/2009 10:36:33 AM
wwwUniversal	$25.00	$25.00	10/27/2009 3:54:41 PM
Helenska11	$25.00	$25.00	10/27/2009 4:58:48 PM
gjm6d	$25.00	$25.00	10/27/2009 5:28:27 PM
crazybunga	$25.00	$25.00	10/27/2009 11:08:42 PM
Mindful7	$25.00	$25.00	10/28/2009 6:34:04 AM
payout-comet	$25.00	$25.00	10/28/2009 7:37:45 AM
nhambley	$50.00	$50.00	10/28/2009 8:32:54 AM
dpries123	$25.00	$25.00	10/28/2009 7:08:08 AM
Flacap	$40.00	$40.00	10/28/2009 2:13:45 PM
compatible-diversification	$25.00	$25.00	10/28/2009 2:27:27 PM
zone6	$75.00	$75.00	10/28/2009 3:03:23 PM
well-mannered-income3	$25.00	$25.00	10/28/2009 2:30:41 PM
credit-coach118	$25.00	$25.00	10/28/2009 3:47:20 PM
money-maniac	$25.00	$25.00	10/21/2009 3:54:11 PM
booksleuth	$50.00	$50.00	10/21/2009 3:55:28 PM
wampum-chorus3	$25.00	$25.00	10/21/2009 3:54:41 PM
Banker7371	$25.00	$25.00	10/21/2009 3:56:29 PM
Weaverville	$25.00	$25.00	10/21/2009 3:55:37 PM
jhouman	$25.00	$25.00	10/21/2009 3:55:48 PM
scottr	$25.00	$25.00	10/21/2009 3:57:37 PM
irrelevant	$25.00	$25.00	10/21/2009 3:57:57 PM
Patrician	$50.00	$50.00	10/21/2009 3:58:04 PM
kanakakm	$25.00	$25.00	10/21/2009 3:58:07 PM
skuba	$25.00	$25.00	10/21/2009 3:57:43 PM
educationfirst	$25.00	$25.00	10/21/2009 3:58:02 PM
helpful-dough	$25.00	$25.00	10/21/2009 3:58:16 PM
a-responsible-return	$25.00	$25.00	10/21/2009 3:58:19 PM
mtquan	$25.00	$4.89	10/21/2009 3:58:28 PM
fortytwo	$150.00	$150.00	10/21/2009 3:54:22 PM
vkorichkov	$30.00	$30.00	10/21/2009 3:57:22 PM
d_grbg	$25.00	$25.00	10/21/2009 4:09:12 PM
wildguy	$25.00	$25.00	10/21/2009 4:14:50 PM
vb3jmg	$25.00	$25.00	10/21/2009 4:21:37 PM
unk1911	$25.00	$25.00	10/21/2009 4:29:39 PM
the-profit-oracle	$25.00	$25.00	10/21/2009 11:08:13 PM
AuroraRobbin	$50.00	$50.00	10/22/2009 6:15:02 AM
kain11286	$25.00	$25.00	10/22/2009 4:58:18 PM
building_community	$25.00	$25.00	10/26/2009 10:43:41 AM
wild-orange	$25.00	$25.00	10/26/2009 5:01:49 PM
JBF_Investments	$25.00	$25.00	10/26/2009 6:12:08 PM
Searlzy	$25.00	$25.00	10/27/2009 6:56:06 AM
Oupa-George	$25.00	$25.00	10/27/2009 9:48:22 AM
Mantis75	$25.00	$25.00	10/27/2009 9:48:58 AM
wizardii	$25.00	$25.00	10/27/2009 11:06:33 AM
JauaFlash	$35.11	$35.11	10/27/2009 5:06:40 PM
farchoir	$25.00	$25.00	10/27/2009 4:56:29 PM
wise-silver-wonder	$25.00	$25.00	10/27/2009 4:56:33 PM
durability-colonel	$50.00	$50.00	10/27/2009 10:15:49 PM
Gaelicman	$100.00	$100.00	10/27/2009 10:25:09 PM
eprometheus	$64.00	$64.00	10/28/2009 12:38:22 AM
upbeat-wealth	$25.00	$25.00	10/27/2009 7:46:04 PM
carisma07	$25.00	$25.00	10/28/2009 7:37:23 AM
bitano	$50.00	$50.00	10/28/2009 8:05:35 AM
Syzygy	$25.00	$25.00	10/28/2009 9:17:30 AM
realtormoises	$25.00	$25.00	10/28/2009 9:49:40 AM
Taho	$50.00	$50.00	10/28/2009 8:08:24 AM
Rulea72	$75.00	$75.00	10/28/2009 9:44:19 AM
velocity-flag	$25.00	$25.00	10/28/2009 12:07:52 PM
G-Love	$200.00	$200.00	10/28/2009 11:05:32 AM
DEFORHIRE	$25.00	$25.00	10/28/2009 2:26:22 PM
Engineer44	$35.00	$35.00	10/28/2009 3:50:33 PM
84 bids
Borrower Payment Dependent Notes Series 416761
This series of Notes was issued and sold upon the funding of the borrower loan #39252, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Oct-27-2009
				Auction end date:	Oct-29-2009

Starting lender yield:	10.42%	Starting borrower rate/APR:	11.42% / 13.54%	Starting monthly payment:	$65.88
Final lender yield:	9.40%	Final borrower rate/APR:	10.40% / 12.51%	Final monthly payment:	$64.91

Auction yield range:	4.27% - 10.42%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-2002	Debt/Income ratio:	25%
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	1y 8m
Amount delinquent:	$0	Revolving credit balance:	$1,089	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	23%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	1
Screen name:	smokydabear100	Borrower's state:	California	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	27 ( 84% )	720-740 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	5 ( 16% )	720-740 (Jul-2009) 680-700 (Jan-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	32
Description
Help improve my credit score
Hello,

I am asking for this loan to try and improve my credit rating.? My credit is decent already but I really want it to get better.? Since I do not have too many credit building accounts on my report I am hoping this loan will help out.

This is my second prosper loan.? The first was paid off early. I did have some late payments on the first loan.? This is because after getting out of the Army the Prosper loan was still being paid off from my Army bank account.? I was trekking through remote parts of Asia (Borneo specifically) and didn't have the means to fix this problem at my disposal.?

I will use the funds from this loan to loan to other people on prosper.

Thanks for your help,
Chris
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

epicanthal	$25.00	$25.00	10/27/2009 4:12:08 PM
DonaldColorado	$25.00	$25.00	10/27/2009 4:13:23 PM
kid8549	$25.00	$25.00	10/27/2009 4:13:30 PM
transparency-giant	$50.00	$50.00	10/27/2009 4:13:27 PM
Tai	$25.00	$25.00	10/27/2009 4:26:14 PM
abidos	$25.00	$25.00	10/27/2009 4:26:41 PM
Weaverville	$25.00	$25.00	10/27/2009 4:26:46 PM
platinum-sorcerer6	$25.00	$25.00	10/27/2009 4:27:02 PM
Walkingcowboy	$25.00	$25.00	10/27/2009 4:27:06 PM
vkorichkov	$35.00	$35.00	10/27/2009 4:27:19 PM
kenji4861	$50.00	$50.00	10/27/2009 4:26:06 PM
Attract	$25.00	$25.00	10/27/2009 4:26:11 PM
agwosdof	$50.00	$50.00	10/27/2009 4:26:18 PM
SNH	$50.00	$50.00	10/27/2009 4:26:20 PM
BlindProphet	$25.00	$25.00	10/27/2009 4:26:53 PM
asset-numero-uno	$100.00	$100.00	10/27/2009 4:28:51 PM
dionysus03	$25.00	$25.00	10/27/2009 4:27:30 PM
TandyJames	$50.00	$50.00	10/27/2009 4:28:00 PM
AF-Chief	$35.00	$35.00	10/27/2009 4:26:19 PM
get30inc	$50.00	$50.00	10/27/2009 4:26:23 PM
wrighco	$25.00	$25.00	10/27/2009 4:26:27 PM
personal-lender	$25.00	$25.00	10/27/2009 4:26:44 PM
compoundinterest	$50.00	$50.00	10/27/2009 4:26:56 PM
gentle-gold	$25.00	$25.00	10/27/2009 4:27:42 PM
orbiter614	$50.00	$50.00	10/27/2009 5:30:57 PM
the-profit-oracle	$25.00	$25.00	10/28/2009 10:54:27 AM
rmpedi33	$100.00	$100.00	10/28/2009 12:14:52 PM
buckyhead2000	$25.00	$25.00	10/28/2009 7:09:08 PM
lizphan1	$25.00	$25.00	10/28/2009 7:57:53 PM
generous-deal6	$25.00	$25.00	10/28/2009 9:34:14 PM
PalmerTheEmbalmer	$25.00	$25.00	10/28/2009 11:53:41 PM
bondhedger	$25.00	$25.00	10/29/2009 9:59:12 AM
supersarah61	$25.00	$25.00	10/27/2009 4:26:03 PM
kanakakm	$50.00	$50.00	10/27/2009 4:26:16 PM
bchen78875	$50.00	$50.00	10/27/2009 4:26:48 PM
sas19	$25.00	$25.00	10/27/2009 4:26:51 PM
elegant-bonus	$25.00	$25.00	10/27/2009 4:27:15 PM
trident9	$50.00	$50.00	10/27/2009 4:27:36 PM
neighborly-hope6	$100.00	$100.00	10/27/2009 4:27:40 PM
generosity-neutrino	$25.00	$25.00	10/27/2009 4:27:59 PM
slartibardfast	$35.00	$35.00	10/27/2009 4:26:07 PM
a-responsible-return	$25.00	$25.00	10/27/2009 4:26:24 PM
awwaww	$25.00	$25.00	10/27/2009 4:26:31 PM
gracej	$25.00	$25.00	10/27/2009 4:26:59 PM
Havana21	$50.00	$50.00	10/27/2009 4:27:11 PM
SDNLR	$25.00	$25.00	10/27/2009 4:27:13 PM
kchen486	$25.00	$25.00	10/27/2009 4:27:33 PM
Headhunter14	$25.00	$25.00	10/27/2009 4:27:44 PM
fervent-repayment	$25.00	$20.00	10/27/2009 4:28:03 PM
unk1911	$50.00	$50.00	10/27/2009 4:28:32 PM
uncleegg	$25.00	$25.00	10/27/2009 4:25:59 PM
goofy15975	$25.00	$25.00	10/27/2009 4:27:08 PM
MTLoans	$25.00	$25.00	10/27/2009 4:27:18 PM
mamayama	$25.00	$25.00	10/27/2009 4:27:26 PM
JGB	$25.00	$25.00	10/27/2009 4:27:46 PM
datongmama	$25.00	$25.00	10/27/2009 10:38:39 PM
jrobe925	$25.00	$25.00	10/28/2009 10:57:43 PM
57 bids
Borrower Payment Dependent Notes Series 427877
This series of Notes was issued and sold upon the funding of the borrower loan #39196, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	AA	Auction Duration:	14 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Oct-13-2009
				Auction end date:	Oct-27-2009

Starting lender yield:	8.17%	Starting borrower rate/APR:	9.17% / 9.51%	Starting monthly payment:	$95.64
Final lender yield:	7.95%	Final borrower rate/APR:	8.95% / 9.29%	Final monthly payment:	$95.33

Auction yield range:	3.27% - 8.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jun-1986	Debt/Income ratio:	10%
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	24y 9m
Amount delinquent:	$0	Revolving credit balance:	$8,062	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	31%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	pure-payment	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Payoff
Purpose of loan:
This loan will be used to?pay off debt?

My financial situation:
I am a good candidate for this loan because I chose to pay my debt instead of walking away from them
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hello. I would like to invest in your loan, however would like to know what the public record is for on your credit report. Thanks. - gary500
A: Public record was for a outstanding debt that was owed. I negotiated a settlement and paid the balance off over time. (Oct-16-2009)
Q: Please give a detail accounting of you monthly income (net) and expenses. Also, please break down the revolving credit. - jpblan11
A: Please do not take this wrong. There is a credit profile on the site. (Oct-23-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Prezotus	$25.00	$25.00	10/13/2009 10:31:17 AM
ok	$25.00	$25.00	10/13/2009 10:43:35 AM
blot44	$50.00	$50.00	10/13/2009 8:15:38 PM
swiftsoul	$25.00	$25.00	10/22/2009 5:01:33 PM
JerryB96	$25.00	$25.00	10/22/2009 7:12:14 PM
ingeborg77	$50.00	$50.00	10/23/2009 11:08:10 AM
don'twannadance	$50.00	$50.00	10/23/2009 11:13:28 AM
loanman2007	$50.00	$50.00	10/23/2009 11:40:05 AM
selo80	$25.00	$25.00	10/23/2009 6:46:06 PM
PotBellyPete	$25.00	$25.00	10/23/2009 6:46:15 PM
nobsbooks	$25.00	$25.00	10/24/2009 10:43:03 AM
springpanda	$50.00	$50.00	10/24/2009 6:01:41 PM
Dollars4Rent	$25.00	$25.00	10/25/2009 9:36:37 AM
mglanham	$25.00	$25.00	10/25/2009 1:27:11 PM
Charmart	$25.00	$25.00	10/26/2009 2:38:07 AM
buckyhead2000	$25.00	$25.00	10/26/2009 4:13:04 AM
kc_dude	$25.00	$25.00	10/25/2009 4:38:13 PM
datongmama	$25.00	$25.00	10/26/2009 3:58:33 AM
rmachi	$25.00	$25.00	10/26/2009 8:48:11 AM
iruz	$40.00	$40.00	10/26/2009 6:46:08 AM
FundMaker	$25.00	$25.00	10/26/2009 2:28:41 PM
MidnightBank	$25.00	$25.00	10/26/2009 1:12:31 PM
gsd	$25.00	$25.00	10/26/2009 4:01:50 PM
skubwa	$25.00	$25.00	10/26/2009 2:13:56 PM
Trondheim_Norway	$100.00	$100.00	10/26/2009 2:29:37 PM
GEOFFS3	$25.00	$25.00	10/27/2009 1:19:23 AM
JFalcon	$50.00	$50.00	10/27/2009 6:06:21 AM
PotBellyPete	$25.00	$25.00	10/27/2009 7:25:29 AM
noaudgrs	$50.00	$50.00	10/27/2009 9:18:34 AM
a-finance-nirvana	$500.00	$500.00	10/27/2009 6:21:59 AM
Alexander1776	$25.00	$25.00	10/27/2009 6:32:34 AM
zento	$25.00	$25.00	10/27/2009 8:32:22 AM
Syzygy	$25.00	$25.00	10/13/2009 5:46:02 PM
wildanne	$25.00	$25.00	10/14/2009 4:03:24 PM
CULPEPPERGROUP	$25.00	$25.00	10/15/2009 11:22:38 AM
vinayski	$25.00	$25.00	10/19/2009 4:38:07 PM
jybank	$25.00	$25.00	10/22/2009 2:00:12 PM
Unitas4302	$50.00	$50.00	10/22/2009 4:40:38 PM
RIVERBEND	$25.00	$25.00	10/23/2009 9:38:57 AM
plbquic	$25.00	$25.00	10/23/2009 4:50:07 PM
productive-currency3	$25.00	$25.00	10/23/2009 6:21:35 PM
banker9705	$25.00	$25.00	10/24/2009 12:28:59 PM
Lender0307	$25.00	$25.00	10/24/2009 6:31:08 PM
icon7	$50.00	$50.00	10/25/2009 7:53:35 AM
fotep-financial	$25.00	$25.00	10/26/2009 4:37:53 AM
octoberfresh	$25.00	$25.00	10/26/2009 9:55:17 AM
building_community	$25.00	$25.00	10/26/2009 10:34:41 AM
invincible-gain	$40.00	$40.00	10/26/2009 12:57:11 PM
flshdaskll	$30.15	$30.15	10/26/2009 6:10:56 PM
schubper	$50.00	$50.00	10/27/2009 4:00:01 AM
bondo41	$25.00	$25.00	10/27/2009 5:36:52 AM
sparkling-contract7	$25.00	$25.00	10/27/2009 4:52:51 AM
Snoopylover	$25.00	$25.00	10/27/2009 6:01:07 AM
Share-the-wealth	$100.00	$100.00	10/27/2009 6:50:59 AM
AsianDragon	$35.00	$35.00	10/27/2009 9:17:47 AM
wwwUniversal	$25.00	$25.00	10/27/2009 9:20:45 AM
wild-orange	$200.00	$127.85	10/27/2009 9:22:58 AM
sunsetlending	$25.00	$25.00	10/27/2009 5:02:56 AM
wild-orange	$300.00	$300.00	10/27/2009 9:41:24 AM
wild-orange	$200.00	$200.00	10/27/2009 9:40:54 AM
Blind_Pig	$27.00	$27.00	10/27/2009 9:20:06 AM
61 bids
Borrower Payment Dependent Notes Series 429591
This series of Notes was issued and sold upon the funding of the borrower loan #39237, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Oct-21-2009
				Auction end date:	Oct-28-2009

Starting lender yield:	8.17%	Starting borrower rate/APR:	9.17% / 9.51%	Starting monthly payment:	$31.88
Final lender yield:	6.50%	Final borrower rate/APR:	7.50% / 7.84%	Final monthly payment:	$31.11

Auction yield range:	3.27% - 8.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Oct-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	17 / 12	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	61	Length of status:	11y 4m
Amount delinquent:	$0	Revolving credit balance:	$31,930	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	26%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	REITRUST	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	760-780 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	800-820 (May-2008) 800-820 (Mar-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Invest In Prosper
Purpose of loan:
I have been investing in prosper for some time and thought it would be fun to try a leveraged position (currently I have about 60 plus notes).? As you can see I have paid my exisiting Prosper balance along with every other leveraged position on time since I was granted credit 15 years ago.? I only owe money on my home and will have all, but 4,500 in a credit card at 1% for life paid off prior to this listing being done.?? The current balance includes a home equity line that is tied to my home for 24,000, so?my revolving balance isn't that high. ?I?have been managing apartment communities for 14 years?and currently own and recieve income from a 23 and 92 unit apartment community my company manages and owns?as well.?? We will have an additional 54 unit building by January that will also supply more income and ownership.

My financial situation:
I am a good candidate for this loan because I have always had excellent credit in the 780 range since the age of 19 (Prosper used a different credit criteria when I placed my first loan...so my credit hasn't dropped 40 points)!? I own real estate and have ownership in 2 apartment buildings that are doing extremely well.? I do carry some debt, but have always had extremely low interest rates ranging from 1.9 to 6%?even when most?banks are cancelling or raising interest rates on even their best customers.? Again, I am paying everything off and really only want this loan to keep?show that I have a history of paying off multiple loans.? I have never paid anything late in my life even when times were very tuff so there is no risk.?

Currently I have no housing expense since I live in a building I manage and own.? My income is actually in the range of 120,000 with management fees that have been very steady.? I have over 70,000 in reserves and typically save between 20 to 50% of my income.??

I just love to invest and have had a great time leveraging my money on this site for the last few years!?? ?

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

LittleMingo	$25.00	$25.00	10/21/2009 6:55:33 PM
hellasow	$30.00	$30.00	10/21/2009 8:03:33 PM
blot44	$25.00	$25.00	10/26/2009 6:43:35 PM
loanman2007	$100.00	$100.00	10/28/2009 7:19:06 AM
Astyanax	$25.00	$25.00	10/28/2009 11:45:19 AM
MsTabbyKats	$25.00	$25.00	10/28/2009 11:45:33 AM
nalaari	$50.00	$28.46	10/28/2009 2:17:24 PM
Dollars4Rent	$25.00	$25.00	10/28/2009 2:38:23 PM
five-star-listing	$25.00	$25.00	10/28/2009 3:50:11 PM
SoloX	$25.00	$25.00	10/28/2009 12:28:06 PM
kf88	$30.00	$30.00	10/28/2009 1:23:00 PM
dproxima	$30.00	$30.00	10/26/2009 8:13:50 PM
SWayne2000	$25.00	$25.00	10/27/2009 7:09:11 AM
BipedalHominid	$25.00	$25.00	10/28/2009 11:47:44 AM
Astyanax	$25.00	$25.00	10/28/2009 11:45:32 AM
Niffler	$72.54	$72.54	10/28/2009 12:04:10 PM
dpries123	$25.00	$25.00	10/28/2009 1:43:31 PM
brightest-economy-tsunami	$25.00	$25.00	10/28/2009 1:54:32 PM
whittlesey31	$25.00	$25.00	10/28/2009 2:00:55 PM
SanJoser	$100.00	$100.00	10/28/2009 10:49:29 AM
gjm6d	$34.00	$34.00	10/28/2009 3:29:35 PM
usd1027	$25.00	$25.00	10/28/2009 11:32:53 AM
MoneyForNothing	$25.00	$25.00	10/28/2009 3:08:21 PM
jybank	$200.00	$200.00	10/28/2009 3:47:43 PM
24 bids
Borrower Payment Dependent Notes Series 429637
This series of Notes was issued and sold upon the funding of the borrower loan #39248, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Oct-22-2009
				Auction end date:	Oct-29-2009

Starting lender yield:	16.50%	Starting borrower rate/APR:	17.50% / 19.70%	Starting monthly payment:	$89.76
Final lender yield:	8.50%	Final borrower rate/APR:	9.50% / 11.60%	Final monthly payment:	$80.08

Auction yield range:	4.27% - 16.50%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-2001	Debt/Income ratio:	Not calculated
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	8 / 8	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	24	Length of status:	2y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,799	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	18%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	kajoola	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	720-740 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	760-780 (May-2008)
Principal balance:	$1,457.86	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
REPOST! Med student for residency!
This is a REPOST at a higher interest rate :)? I'm not entirely sure what happened to my last listing (??)? I reposted, but it only was on there for like 6 days.? Weird!? So I'm reposting - hopefully at the full 14 days!!!? Please ask any questions - I'll answer anything.? Thanks, guys!

Purpose of loan:? I'm a medical student in my last year of school!? It's that time in my training that I have to take my licensing boards, apply to residency programs, and go on interviews around the country.? It's an incredibly expensive process.? I'd rather take out a small, manageable loan than put all this on high-interest credit cards!

My financial situation:? I am a good candidate for this loan because my credit is excellent!? I've borrowed from prosper in the past, and I've never even had a late payment on my loan.? I'm a good investment because A) I have excellent credit to begin with and I have no intention of ruining it, and?B) I have a terribly guilty conscience when it comes to being late for anything :)As for my financial situation, my living expenses including utilities are $800 a month.? I have an additional?600-700 in financial aid for other living expenses.? ALL of my living expenses - rent, food, etc., are paid for with financial aid from my school.? I'm a student (for a few more months), but I do have a little money coming in from part-time work plus my savings.? I can definitely manage the monthly payment on this loan.? In addition, in 6 months I'll be a resident physician, furthering my financial stability.? My credit is excellent!? If you have any questions, feel free to ask.? I'm happy to answer anything.?

In the event that you were curious, I've chosen emergency medicine as my specialty.? :)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Will you be an U.S. grad (USAMG) or international grad (USIMG)? Which school are you attending? Which boards have you completed? Any problems taking standardized tests? Based on your accomplishments, will you be competitive enough for ER? - FL-Lender
A: Hey there! Thanks for the question. I'm a 4th year at George Washington in DC, so US grad. I've taken my Step 1 (mid-230s) and Step 2 CK (I broke 260). Step 2 CS is a couple months in the future, and I don't anticipate any problems. I've done very well in med school so far - honored all of my clinical rotations and am in the top quarter of my class. So yeah, I should be competitive enough for emed... at least I certainly hope so!! :) (Oct-25-2009)
Q: Hi, I don't doubt that one day you will scoff at a $2,500 loan, however, it seems the next 6 months may be difficult for you until you start your residency. How do you plan to pay this loan until then? - SweetHomeChicago
A: I do have a monthly budget into which I've calculated payments on this prosper loan. I receive several thousand dollars a semester in financial aid in the form of merit and need-based scholarships to cover "living expenses" - rent, bills, food, clothes, etc. Obviously I have to really be regimented about my expenses. According to prosper, at the current rate, this loan is about $90 a month. I also have a couple thousand in savings, and I do part-time freelance. (Oct-26-2009)
Q: hi, do you think you'll be paying the loan down early, once you begin your residency? thanks! - shrewd-income
A: Haha, you clearly don't know how incredibly poor we residents are. ;) Don't worry, I have no plan to pay it down early. Monthly works for me! (Oct-28-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Astyanax	$25.00	$25.00	10/28/2009 12:15:14 PM
Lender0307	$25.00	$25.00	10/28/2009 9:32:22 AM
suzanny	$25.00	$25.00	10/28/2009 12:27:45 PM
logical-revenue9	$25.00	$25.00	10/28/2009 6:30:58 PM
birchbark86	$25.00	$25.00	10/28/2009 8:47:34 PM
billnsc	$50.00	$50.00	10/29/2009 5:33:44 AM
agbullet55443	$100.00	$100.00	10/28/2009 8:30:37 PM
Audiophobe	$383.77	$383.77	10/29/2009 6:12:45 AM
MathProfessor	$50.00	$50.00	10/29/2009 8:41:24 AM
dpries123	$25.00	$25.00	10/29/2009 9:06:18 AM
farchoir	$25.00	$25.00	10/29/2009 9:41:25 AM
loanman2007	$50.00	$50.00	10/29/2009 6:30:08 AM
MathProfessor	$25.00	$25.00	10/29/2009 8:29:50 AM
LAKETIME	$25.00	$25.00	10/29/2009 8:53:31 AM
springpanda	$50.00	$50.00	10/24/2009 6:42:04 PM
VAGweilo	$100.00	$100.00	10/28/2009 4:59:18 PM
oldman68	$25.00	$25.00	10/28/2009 10:37:44 PM
HealthAndSafety	$50.00	$50.00	10/28/2009 10:40:37 PM
a-finance-nirvana	$300.00	$300.00	10/29/2009 6:02:57 AM
jakester00	$40.00	$40.00	10/29/2009 6:28:30 AM
Astyanax	$25.00	$25.00	10/29/2009 7:10:54 AM
dannyboy_997	$45.00	$1.23	10/29/2009 7:53:54 AM
Prezotus	$25.00	$25.00	10/29/2009 8:07:33 AM
MathProfessor	$25.00	$25.00	10/29/2009 8:40:43 AM
PalmerTheEmbalmer	$50.00	$50.00	10/29/2009 12:07:30 AM
soular21804	$25.00	$25.00	10/29/2009 1:36:19 AM
well-mannered-income3	$25.00	$25.00	10/29/2009 9:00:32 AM
hellasow	$25.00	$25.00	10/29/2009 9:12:59 AM
G-Love	$200.00	$200.00	10/29/2009 6:14:15 AM
nalaari	$50.00	$50.00	10/29/2009 6:21:21 AM
MoneyForNothing	$25.00	$25.00	10/29/2009 6:30:35 AM
shrewd-income	$500.00	$500.00	10/29/2009 8:54:43 AM
maj0508	$100.00	$100.00	10/29/2009 9:00:40 AM
33 bids
Borrower Payment Dependent Notes Series 429655
This series of Notes was issued and sold upon the funding of the borrower loan #39246, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Oct-22-2009
				Auction end date:	Oct-29-2009

Starting lender yield:	33.09%	Starting borrower rate/APR:	34.09% / 36.53%	Starting monthly payment:	$134.17
Final lender yield:	27.67%	Final borrower rate/APR:	28.67% / 31.03%	Final monthly payment:	$125.18

Auction yield range:	11.27% - 33.09%	Estimated loss impact:	10.69%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1985	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	17 / 15	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	24	Length of status:	12y 9m
Amount delinquent:	$0	Revolving credit balance:	$46,497	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$100,000+
Delinquencies in last 7y:	7	Homeownership:	No
Inquiries last 6m:	2
Screen name:	petersocal	Borrower's state:	California	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	36 ( 100% )	640-660 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	640-660 (Sep-2009) 620-640 (Oct-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Pay down Credit Card
Purpose of loan:
This loan will be used to pay down credit card debit.

My financial situation:
I am a good candidate for this loan because?

Currently have a loan with prosper that will paid this month (I have NEVER been late).? This will not change my monthly oblications so this loan will not effect my cash flow. ? I am sole proprietor of my own business which has been in the black since 1998.? Monthly net income between $8,000.00-10,000.00

Monthly expenses: $
My monthly expenses come to roughly $6000 a month.? This includes housing, food, utilities etc.

I am happy to provide any details or answer any questions.? As I mentioned, I have had a loan with proper which has 1 payment left (Oct.), I have never been late, and I would never be late with a new loan!

Thank you for your time...

P
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Your Prosper credit report indicates a couple recent delinquencies. Can you provide additional information about those? Thanks. - CaribbeanBanker
A: Hi... In 2003 my twins were born, and the bills made us late on a few credit card payments. All of those were caught up in 90 days, and there have been NO late payments since 2004. (Oct-25-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

lender12345	$50.00	$50.00	10/25/2009 3:05:46 PM
return-grizzly	$100.00	$100.00	10/26/2009 1:22:35 PM
FinanceEngine	$25.00	$25.00	10/26/2009 1:29:06 PM
GollyD	$50.00	$39.21	10/26/2009 1:28:55 PM
SV-AZ	$25.00	$25.00	10/26/2009 7:51:06 PM
Techne_Funds_LLC	$25.00	$25.00	10/27/2009 5:28:03 PM
m60gpmg	$70.00	$70.00	10/28/2009 6:52:19 AM
a-finance-nirvana	$500.00	$500.00	10/28/2009 7:34:48 AM
shrewd-income	$200.00	$200.00	10/28/2009 7:35:59 AM
loanman2007	$50.00	$50.00	10/28/2009 7:22:33 AM
martymaniaman	$50.00	$50.00	10/28/2009 1:42:17 PM
LT-Loans	$25.00	$25.00	10/28/2009 3:55:15 PM
jpblan11	$59.79	$59.79	10/28/2009 4:17:41 PM
credit-missile	$100.00	$100.00	10/28/2009 8:18:25 PM
Loanstou	$75.00	$75.00	10/28/2009 9:04:14 PM
Astyanax	$25.00	$25.00	10/28/2009 9:42:38 PM
Chrishu	$25.00	$25.00	10/28/2009 9:51:42 PM
JJ-Loans	$49.75	$49.75	10/29/2009 5:51:20 AM
integrity-nurse	$25.00	$25.00	10/29/2009 7:02:17 AM
supreme-hope	$25.00	$25.00	10/29/2009 7:50:14 AM
just-trade0	$25.00	$25.00	10/29/2009 8:20:12 AM
productive-ore	$50.00	$50.00	10/29/2009 8:42:01 AM
reflective-rupee	$175.00	$175.00	10/29/2009 8:45:09 AM
Rulea72	$100.00	$100.00	10/29/2009 9:38:27 AM
cr55595	$25.00	$25.00	10/29/2009 7:54:09 AM
Prezotus	$25.00	$25.00	10/29/2009 8:09:25 AM
Iceman1347	$25.00	$25.00	10/27/2009 3:15:04 PM
a-reasonable-return	$50.00	$50.00	10/23/2009 3:11:26 PM
productive-currency3	$25.00	$25.00	10/23/2009 6:13:47 PM
foothillender	$25.00	$25.00	10/26/2009 7:41:18 AM
rmpedi33	$50.00	$50.00	10/26/2009 10:02:44 AM
forthright-dedication	$25.00	$25.00	10/26/2009 3:46:39 PM
SV-AZ	$25.00	$25.00	10/26/2009 7:51:33 PM
bevans	$25.00	$25.00	10/28/2009 11:10:00 AM
investment-cluster	$50.00	$50.00	10/28/2009 4:16:56 PM
TotosLion	$50.00	$50.00	10/28/2009 5:03:57 PM
reflective-rupee	$25.00	$25.00	10/28/2009 8:54:56 PM
G-Love	$200.00	$200.00	10/29/2009 6:16:42 AM
hamster	$25.75	$25.75	10/29/2009 7:17:32 AM
icon7	$50.00	$50.00	10/29/2009 7:56:44 AM
MathProfessor	$25.00	$25.00	10/29/2009 8:43:41 AM
Zipcut	$28.50	$28.50	10/29/2009 8:44:42 AM
Leshan	$100.00	$100.00	10/29/2009 8:48:31 AM
E-B	$50.00	$50.00	10/29/2009 3:29:37 AM
well-mannered-income3	$27.00	$27.00	10/29/2009 5:17:00 AM
payout-magician	$50.00	$50.00	10/29/2009 6:42:40 AM
MoneyForNothing	$25.00	$25.00	10/29/2009 8:20:17 AM
reflective-rupee	$100.00	$100.00	10/29/2009 9:39:09 AM
48 bids
Borrower Payment Dependent Notes Series 429725
This series of Notes was issued and sold upon the funding of the borrower loan #39234, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Oct-21-2009
				Auction end date:	Oct-28-2009

Starting lender yield:	8.17%	Starting borrower rate/APR:	9.17% / 9.51%	Starting monthly payment:	$95.64
Final lender yield:	6.20%	Final borrower rate/APR:	7.20% / 7.54%	Final monthly payment:	$92.91

Auction yield range:	3.27% - 8.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Dec-1990	Debt/Income ratio:	5%
Credit score:	800-820 (Oct-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	4y 9m
Amount delinquent:	$0	Revolving credit balance:	$28,229	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	23%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	orange-vigilance-raccoon	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I need a used truck
Purpose of loan:
This loan will be used to purchase a used truck to drive in the winter.?

My financial situation:
I am a good candidate for this loan because I have a stable job with income that will only increase.?? The loan payment will be smaller then my cable bill.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: could you give us a breakdown of your monthly budget, expenses vs. income? You also have considerably high revolving debt, is this all credit card debt? - Hawkeyebank
A: Revolving debt is mostly a home equity line of credit. We only use that loan for home improvements, nothing else, no exceptions. (Oct-23-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

turbospeed	$25.00	$25.00	10/21/2009 3:54:31 PM
DonaldColorado	$25.00	$25.00	10/21/2009 3:56:22 PM
supersarah61	$25.00	$25.00	10/21/2009 4:09:56 PM
slartibardfast	$35.00	$35.00	10/21/2009 4:10:14 PM
AF-Chief	$35.00	$35.00	10/21/2009 4:11:02 PM
BeemerRider	$25.00	$25.00	10/21/2009 4:11:50 PM
Gundu	$25.00	$25.00	10/21/2009 4:12:00 PM
HunterSix	$25.00	$25.00	10/21/2009 4:13:10 PM
windfall46	$25.00	$25.00	10/21/2009 4:08:10 PM
awwaww	$25.00	$25.00	10/21/2009 4:13:24 PM
PotBellyPete	$25.00	$25.00	10/21/2009 4:13:47 PM
rdrloan	$25.00	$25.00	10/21/2009 4:09:52 PM
sas19	$25.00	$25.00	10/21/2009 4:15:31 PM
Attract	$25.00	$25.00	10/21/2009 4:10:29 PM
BlindProphet	$25.00	$25.00	10/21/2009 4:15:48 PM
compoundinterest	$50.00	$50.00	10/21/2009 4:15:53 PM
SNH	$50.00	$50.00	10/21/2009 4:11:13 PM
understanding-marketplace	$25.00	$25.00	10/21/2009 4:11:49 PM
dirkjan	$25.00	$25.00	10/21/2009 4:12:41 PM
Fortuno_per_commodo	$50.00	$50.00	10/21/2009 4:13:07 PM
abidos	$25.00	$25.00	10/21/2009 4:14:58 PM
SchaeferJ	$25.00	$25.00	10/21/2009 4:18:26 PM
The-Lighthouse-Group	$25.00	$25.00	10/21/2009 6:46:07 PM
the-profit-oracle	$25.00	$25.00	10/21/2009 6:37:17 PM
amit_gu	$50.00	$50.00	10/22/2009 1:23:25 PM
brightest-income-hunter	$25.00	$25.00	10/22/2009 6:03:25 PM
blot44	$25.00	$25.00	10/22/2009 5:57:05 PM
MathProfessor	$25.00	$25.00	10/23/2009 7:34:24 PM
springpanda	$50.00	$50.00	10/24/2009 6:33:40 PM
Jalupa	$25.00	$25.00	10/24/2009 8:53:16 PM
chuchutrain	$25.00	$25.00	10/26/2009 8:53:55 PM
wild-orange	$100.00	$100.00	10/26/2009 10:23:08 PM
felicity-hotshot	$25.00	$25.00	10/27/2009 7:21:40 AM
Canute	$33.00	$33.00	10/27/2009 10:30:15 AM
FundMaker	$25.00	$25.00	10/27/2009 11:35:56 AM
AJ8981	$100.00	$100.00	10/27/2009 12:38:23 PM
blackstar	$25.00	$25.00	10/28/2009 4:27:16 AM
Prezotus	$25.00	$25.00	10/28/2009 8:22:05 AM
jybank	$25.00	$25.00	10/27/2009 10:09:26 PM
PotBellyPete	$50.00	$50.00	10/28/2009 8:00:29 AM
John_14_6	$25.00	$25.00	10/28/2009 10:24:59 AM
GOPHERBOY	$46.01	$46.01	10/28/2009 1:36:23 PM
brightest-economy-tsunami	$25.00	$25.00	10/28/2009 1:56:02 PM
transparency-giant	$50.00	$50.00	10/21/2009 3:56:27 PM
uncleegg	$25.00	$25.00	10/21/2009 4:09:27 PM
kenji4861	$50.00	$50.00	10/21/2009 4:10:04 PM
VBAces	$75.00	$75.00	10/21/2009 4:10:15 PM
ThomasC	$25.00	$25.00	10/21/2009 4:10:25 PM
agwosdof	$50.00	$50.00	10/21/2009 4:10:45 PM
Tai	$25.00	$25.00	10/21/2009 4:10:34 PM
kanakakm	$50.00	$50.00	10/21/2009 4:10:40 PM
lean-velocity	$25.00	$25.00	10/21/2009 4:10:58 PM
LR_Biker	$25.00	$25.00	10/21/2009 4:11:17 PM
flwah	$50.00	$50.00	10/21/2009 4:11:32 PM
a-responsible-return	$25.00	$25.00	10/21/2009 4:11:38 PM
proper-commitment5	$41.00	$41.00	10/21/2009 4:12:09 PM
Halos2002	$50.00	$50.00	10/21/2009 4:12:23 PM
buckyhead2000	$25.00	$25.00	10/21/2009 4:13:05 PM
Aeroman32	$25.00	$25.00	10/21/2009 4:13:40 PM
kmprospeo	$25.00	$25.00	10/21/2009 4:13:45 PM
Weaverville	$25.00	$25.00	10/21/2009 4:15:16 PM
personal-lender	$25.00	$25.00	10/21/2009 4:15:07 PM
DukSerduk	$25.00	$25.00	10/21/2009 4:15:21 PM
bchen78875	$50.00	$50.00	10/21/2009 4:15:27 PM
FlexFunding	$100.00	$100.00	10/21/2009 4:10:22 PM
justice-dna	$25.00	$25.00	10/21/2009 4:15:55 PM
gracej	$25.00	$25.00	10/21/2009 4:15:59 PM
kid8549	$25.00	$25.00	10/21/2009 4:16:08 PM
platinum-sorcerer6	$25.00	$25.00	10/21/2009 4:16:05 PM
wacko82	$25.00	$25.00	10/21/2009 4:10:55 PM
czar3	$25.00	$25.00	10/21/2009 4:16:12 PM
get30inc	$50.00	$50.00	10/21/2009 4:11:23 PM
wrighco	$25.00	$25.00	10/21/2009 4:12:03 PM
portfolio-zone801	$25.00	$25.00	10/21/2009 4:12:14 PM
tallmon	$25.00	$25.00	10/21/2009 4:12:27 PM
anton	$50.00	$50.00	10/21/2009 4:12:59 PM
kulender	$25.00	$25.00	10/21/2009 4:14:59 PM
MONEYLENDER101	$100.00	$57.12	10/21/2009 4:16:13 PM
hellasow	$25.00	$25.00	10/21/2009 8:46:42 PM
MathProfessor	$25.00	$25.00	10/23/2009 7:35:11 PM
springpanda	$50.00	$50.00	10/24/2009 6:35:41 PM
loanman2007	$50.00	$50.00	10/25/2009 12:32:10 PM
ChristopherHS	$25.00	$25.00	10/27/2009 11:17:08 AM
thrilling-gain	$25.00	$25.00	10/27/2009 1:41:16 PM
NoNameLender	$50.00	$50.00	10/27/2009 7:10:12 PM
wwwUniversal	$25.00	$25.00	10/28/2009 11:26:30 AM
Astyanax	$27.87	$27.87	10/28/2009 12:01:52 PM
87 bids
Borrower Payment Dependent Notes Series 429741
This series of Notes was issued and sold upon the funding of the borrower loan #39245, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$9,750.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Oct-22-2009
				Auction end date:	Oct-29-2009

Starting lender yield:	18.03%	Starting borrower rate/APR:	19.03% / 21.25%	Starting monthly payment:	$357.54
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.21%	Final monthly payment:	$352.49

Auction yield range:	4.27% - 18.03%	Estimated loss impact:	2.17%
Lender servicing fee:	1.00%	Estimated return:	14.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1994	Debt/Income ratio:	55%
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	14y 4m
Amount delinquent:	$0	Revolving credit balance:	$21,677	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	52%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	dwick299	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	760-780 (Latest)
Principal borrowed:	$5,300.00	< mo. late:	0 ( 0% )	740-760 (Jun-2008)
Principal balance:	$3,320.93	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Pay off last credit card!!!
Purpose of loan:
This loan will be used to??? Pay off our last credit card!??We have went from $35,000 to $8,750 in credit card debt in the last 2 years.? We have been very dedicated and paying between $2,000 and $3,000 extra per month on our cards so this payment would be a drop in the bucket compared to what we have been paying.? We would love to be totally done with credit cards and reduce our interest rate (over 20% on the credit card we would be paying off).? Our DTI ratio looks?average becuase they arent counting my husbands income.

My financial situation:
I am a good candidate for this loan because? My husband and I have a combined income well over $150,000 a year.? Our cash flow is great - we are just wasting too much on our interest.?? We also took out a small prosper loan ($5,600) over a year ago and have always paid on time.? We have never been late on a payment of any kind for the last 10 years.? We both have good, stable jobs with a good income.? We have been been with the same employer for 10+ years and are in great shape financially - with one exception - this last credit card.?
This would help us out a lot and give me great piece of mind.??Thanks for?your consideration, your help would be much appreciate
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What is the current interest rate on your CC? Thank you. - roja
A: Roja, The current interest rate on this card is 22.9%. Even if the interest rate on my prosper loan is not much lower I will be happy. I would prefer to just have the payment taken from my checking account every month and be totally done with credit cards. (Oct-27-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Independenceday	$25.00	$25.00	10/22/2009 9:53:18 AM
Dustley	$25.00	$25.00	10/22/2009 10:48:28 AM
principal-mermaid	$25.00	$25.00	10/22/2009 12:28:18 PM
mattblizz	$100.00	$100.00	10/23/2009 12:50:24 AM
Lender0000	$400.00	$400.00	10/23/2009 10:52:58 AM
cutter21	$48.86	$48.86	10/23/2009 12:05:46 PM
SFBank	$200.00	$200.00	10/23/2009 8:07:50 PM
Westb	$50.00	$50.00	10/23/2009 8:03:24 PM
currency-pipeline	$50.00	$50.00	10/23/2009 11:13:50 PM
shrewd-income	$200.00	$200.00	10/24/2009 12:50:02 PM
CommerciaLender	$25.00	$25.00	10/24/2009 10:39:38 AM
hkme	$50.00	$17.34	10/24/2009 5:48:55 PM
lender12345	$100.00	$100.00	10/25/2009 3:07:39 PM
szasza	$50.00	$50.00	10/25/2009 1:32:27 PM
sociallender	$50.00	$50.00	10/26/2009 5:13:17 AM
tracyjo	$25.00	$25.00	10/26/2009 11:31:08 AM
sshgfwb	$25.00	$25.00	10/26/2009 12:01:09 PM
Bank_Of_XL	$50.00	$50.00	10/26/2009 4:54:07 PM
currency-bumblebee	$50.00	$50.00	10/26/2009 5:10:35 PM
forthright-dedication	$25.00	$25.00	10/26/2009 5:29:22 PM
datongmama	$25.00	$25.00	10/26/2009 5:42:21 PM
millionairewannabe	$50.00	$50.00	10/27/2009 8:08:27 AM
Shawnman19	$32.76	$32.76	10/27/2009 10:34:04 AM
a-reasonable-return	$50.00	$50.00	10/27/2009 11:26:45 AM
Dad2SandJ	$50.00	$50.00	10/27/2009 4:39:20 PM
vegibenz	$25.00	$25.00	10/27/2009 5:47:26 PM
debtcollector	$250.00	$250.00	10/27/2009 5:57:43 PM
reliable-dough3	$100.00	$100.00	10/27/2009 7:38:02 PM
EEasyMoney	$25.00	$25.00	10/27/2009 8:24:22 PM
hard-working-loot	$25.00	$25.00	10/27/2009 7:22:16 PM
mcabery	$150.00	$150.00	10/28/2009 7:10:35 AM
erowis	$25.00	$25.00	10/28/2009 7:55:00 AM
lazyeye	$50.00	$50.00	10/28/2009 9:39:10 AM
supreme-hope	$25.00	$25.00	10/28/2009 11:18:59 AM
UCLA4life	$25.00	$25.00	10/28/2009 11:52:30 AM
Gold_Coin	$25.00	$25.00	10/28/2009 12:13:11 PM
Zachilles	$25.00	$25.00	10/28/2009 4:07:28 PM
Hogan55	$29.20	$29.20	10/28/2009 5:23:47 PM
us957165	$25.00	$25.00	10/28/2009 6:18:19 PM
orgy63	$50.00	$50.00	10/28/2009 6:11:14 PM
skifamily1992	$50.00	$50.00	10/28/2009 6:28:07 PM
fiserve4u	$50.00	$50.00	10/28/2009 7:15:27 PM
dunrizzo	$39.18	$39.18	10/28/2009 7:30:16 PM
CincyTex	$50.00	$50.00	10/28/2009 7:28:54 PM
SV-AZ	$25.00	$25.00	10/28/2009 7:51:10 PM
SV-AZ	$25.00	$25.00	10/28/2009 7:51:51 PM
reflective-rupee	$25.00	$25.00	10/28/2009 8:54:57 PM
drummerdad	$25.00	$25.00	10/28/2009 8:49:30 PM
Adventurouschef	$33.83	$33.83	10/28/2009 6:40:28 PM
oldman68	$25.00	$25.00	10/28/2009 10:46:09 PM
BuzzyBee336	$25.00	$25.00	10/28/2009 10:07:43 PM
ronin4sale	$25.00	$25.00	10/29/2009 6:04:14 AM
MoneyForNothing	$25.00	$25.00	10/29/2009 6:37:05 AM
base858	$25.00	$25.00	10/29/2009 6:58:46 AM
hellasow	$25.00	$25.00	10/29/2009 7:27:36 AM
debt-sphinx99	$25.00	$25.00	10/29/2009 6:52:17 AM
MathProfessor	$25.00	$25.00	10/29/2009 8:52:11 AM
reflective-rupee	$100.00	$100.00	10/29/2009 8:54:46 AM
ksamba	$100.00	$100.00	10/29/2009 8:54:02 AM
Gaelicman	$100.00	$100.00	10/29/2009 8:58:07 AM
sparkling-contract7	$25.00	$25.00	10/29/2009 9:18:47 AM
Kyileo	$60.00	$60.00	10/29/2009 9:27:07 AM
Nickel8	$25.00	$25.00	10/29/2009 9:39:52 AM
Prezotus	$25.00	$25.00	10/29/2009 8:11:50 AM
just-trade0	$25.00	$25.00	10/29/2009 9:06:24 AM
ptjg	$100.00	$100.00	10/22/2009 10:06:44 AM
debtcollector	$250.00	$250.00	10/22/2009 2:37:55 PM
tender-ore	$25.00	$25.00	10/22/2009 7:37:55 PM
srspank24	$200.00	$200.00	10/23/2009 3:35:47 PM
propertytransformer	$25.00	$25.00	10/23/2009 4:12:10 PM
Peacepower	$45.00	$45.00	10/25/2009 12:02:52 PM
szasza	$50.00	$50.00	10/25/2009 1:31:05 PM
palace4	$100.00	$100.00	10/25/2009 2:11:37 PM
Sevron	$100.00	$100.00	10/25/2009 3:42:44 PM
slicrad	$25.00	$25.00	10/25/2009 5:17:30 PM
szasza	$50.00	$50.00	10/25/2009 1:31:40 PM
sociallender	$25.00	$25.00	10/26/2009 5:12:11 AM
CERTIFIED	$100.00	$100.00	10/26/2009 8:56:09 AM
Stavros	$30.00	$30.00	10/26/2009 1:07:43 PM
skorpious	$25.00	$25.00	10/26/2009 2:51:24 PM
jybank	$25.00	$25.00	10/26/2009 10:37:47 PM
grnii78	$100.00	$100.00	10/27/2009 7:17:42 AM
JustOneVoice	$25.00	$25.00	10/27/2009 3:19:11 PM
a-reasonable-return	$50.00	$50.00	10/27/2009 11:26:25 AM
tyson789	$200.00	$200.00	10/27/2009 7:05:41 PM
credit-coach118	$35.00	$35.00	10/27/2009 10:25:25 PM
loanman2007	$25.00	$25.00	10/28/2009 7:25:42 AM
bobbyhume	$25.00	$25.00	10/27/2009 8:32:40 PM
economy-popcorn	$25.00	$25.00	10/28/2009 6:45:49 AM
tempo6	$25.00	$25.00	10/28/2009 7:13:16 AM
nature_girl	$50.00	$50.00	10/28/2009 11:46:02 AM
OoM	$25.00	$25.00	10/28/2009 10:28:32 AM
schnarff	$25.00	$25.00	10/28/2009 10:47:13 AM
QsDad	$25.00	$25.00	10/28/2009 2:04:55 PM
G-Love	$200.00	$200.00	10/28/2009 11:01:25 AM
LT-Loans	$25.00	$25.00	10/28/2009 3:56:31 PM
Rulea72	$200.00	$200.00	10/28/2009 4:05:53 PM
Bobafet	$25.00	$25.00	10/28/2009 4:10:00 PM
Ray3486	$25.00	$25.00	10/28/2009 4:23:56 PM
lancetc	$25.00	$25.00	10/28/2009 4:40:41 PM
VAGweilo	$100.00	$100.00	10/28/2009 4:56:07 PM
gilbrear	$25.00	$25.00	10/28/2009 5:26:11 PM
flshdaskll	$25.00	$25.00	10/28/2009 6:41:58 PM
la_verita	$25.00	$25.00	10/28/2009 7:34:24 PM
SV-AZ	$25.00	$25.00	10/28/2009 7:51:27 PM
spiff666	$25.00	$25.00	10/28/2009 7:52:45 PM
p2p-gala	$500.00	$500.00	10/28/2009 8:18:17 PM
DavronFunding	$25.00	$25.00	10/28/2009 4:46:14 PM
SomebodysMom	$108.89	$108.89	10/28/2009 8:33:49 PM
interest88	$25.00	$25.00	10/28/2009 8:44:02 PM
JerryB96	$25.00	$25.00	10/28/2009 9:09:50 PM
tnylight	$55.19	$55.19	10/28/2009 9:57:11 PM
scientists	$25.00	$25.00	10/28/2009 7:15:46 PM
roja	$25.00	$25.00	10/29/2009 6:58:25 AM
payout-magician	$75.00	$75.00	10/29/2009 6:43:40 AM
cr55595	$25.00	$25.00	10/29/2009 7:55:04 AM
Airthus	$25.00	$25.00	10/29/2009 7:57:48 AM
JPOPP	$50.00	$50.00	10/29/2009 8:03:53 AM
impartial-diversification	$1,438.31	$1,438.31	10/29/2009 7:56:01 AM
labyrinth0	$25.00	$25.00	10/28/2009 10:02:00 PM
PotBellyPete	$100.00	$100.00	10/29/2009 8:09:17 AM
techreseller	$50.00	$50.00	10/29/2009 8:32:08 AM
VT2VA	$25.00	$25.00	10/29/2009 8:29:13 AM
Toastmaster007	$64.88	$64.88	10/29/2009 8:44:02 AM
MrOglesby	$25.00	$25.00	10/29/2009 1:09:11 AM
Astyanax	$25.00	$25.00	10/29/2009 8:52:50 AM
deal-pioneer1	$50.00	$50.00	10/29/2009 8:47:27 AM
balance-warrior	$25.00	$25.00	10/29/2009 9:15:15 AM
Aristophil	$100.00	$100.00	10/29/2009 9:00:27 AM
UncleSafety	$50.00	$50.00	10/29/2009 5:48:51 AM
m4ng0	$50.00	$50.00	10/29/2009 9:27:02 AM
a-reasonable-return	$100.00	$100.00	10/29/2009 9:06:01 AM
reflective-rupee	$50.00	$50.00	10/29/2009 9:40:04 AM
jakester00	$60.00	$60.00	10/29/2009 6:30:28 AM
reflective-rupee	$75.00	$75.00	10/29/2009 9:39:40 AM
Blizzard59	$51.56	$51.56	10/29/2009 7:49:31 AM
brighteyes600	$25.00	$25.00	10/29/2009 8:13:01 AM
Leshan	$100.00	$100.00	10/29/2009 8:52:09 AM
well-mannered-income3	$25.00	$25.00	10/29/2009 8:58:27 AM
AJ8981	$100.00	$100.00	10/29/2009 9:04:20 AM
velocity-flag	$25.00	$25.00	10/29/2009 9:04:50 AM
RecoveryLender	$25.00	$25.00	10/29/2009 9:35:25 AM
142 bids
Borrower Payment Dependent Notes Series 429743
This series of Notes was issued and sold upon the funding of the borrower loan #39231, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,300.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Oct-21-2009
				Auction end date:	Oct-28-2009

Starting lender yield:	11.42%	Starting borrower rate/APR:	12.42% / 14.56%	Starting monthly payment:	$76.86
Final lender yield:	10.00%	Final borrower rate/APR:	11.00% / 13.12%	Final monthly payment:	$75.30

Auction yield range:	4.27% - 11.42%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1996	Debt/Income ratio:	24%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$16,742	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	exuberant-hope	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Freedom!
Purpose of loan:
This loan will be used to?consolidate some debt -- payoff one credit card; debt from an older?home I used to own.

My financial situation:
I am a good candidate for this loan because?I currently pay no rent/house payment, have no car payment, have (and have always had) very solid employment history and just landed a great, new job this past June. Have created a savings cushion ($3000) this past summer and would now like a set interest rate for one of my high interest?credit cards to pay it off and knock it out as quickly as possible. I always pay bills on time and have never defaulted on a debt owed.

Monthly net income: $ 1836.00

Monthly expenses: $ 1047.00 - most of my expenses are covered by an amazing partner whom I live with; he makes more than I do and we're in it together!
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 250 (gas only)
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 200.00 -- mostly groceries
??Clothing, household expenses $?75
??Credit cards and other loans: $ 522.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CallMeBen	$25.00	$25.00	10/21/2009 4:14:54 PM
blot44	$25.00	$25.00	10/22/2009 9:02:41 AM
Finchy78	$25.00	$25.00	10/24/2009 5:54:30 AM
JackinGreen	$26.06	$26.06	10/24/2009 4:45:22 PM
minista	$25.00	$25.00	10/24/2009 8:47:13 PM
mystical-peace	$25.00	$25.00	10/25/2009 12:10:41 PM
silver-wildebeest9	$25.00	$25.00	10/25/2009 7:10:56 PM
dudebrah	$25.00	$25.00	10/26/2009 9:39:51 AM
loanman2007	$50.00	$50.00	10/27/2009 5:49:50 AM
bankofriverside	$30.00	$30.00	10/27/2009 4:56:03 AM
Rustang	$50.00	$50.00	10/27/2009 9:44:13 AM
jybank	$25.00	$25.00	10/27/2009 10:10:57 PM
dpries123	$25.00	$25.00	10/28/2009 7:15:13 AM
amlu1988	$25.00	$25.00	10/28/2009 7:23:02 AM
zento	$25.00	$25.00	10/28/2009 7:48:54 AM
SlickNick	$25.00	$25.00	10/28/2009 1:16:47 PM
jayk63	$25.00	$25.00	10/28/2009 2:13:01 PM
socal-lender	$25.00	$25.00	10/28/2009 3:03:10 PM
BlessedEveryDay	$25.00	$25.00	10/28/2009 3:08:29 PM
wwwUniversal	$25.00	$25.00	10/28/2009 3:46:57 PM
shrewd-income	$300.00	$300.00	10/28/2009 3:34:57 PM
halfcr83	$50.00	$50.00	10/28/2009 1:38:31 PM
wild-orange	$500.00	$103.94	10/28/2009 3:22:31 PM
hellasow	$25.00	$25.00	10/21/2009 8:29:36 PM
peb44	$25.00	$25.00	10/22/2009 6:27:15 PM
dman1024	$25.00	$25.00	10/22/2009 5:13:10 PM
don'twannadance	$50.00	$50.00	10/23/2009 11:10:22 AM
productive-currency3	$25.00	$25.00	10/23/2009 6:04:10 PM
asset-numero-uno	$100.00	$100.00	10/23/2009 8:03:48 PM
circustab	$50.00	$50.00	10/24/2009 7:05:22 AM
irishcocacola	$25.00	$25.00	10/24/2009 11:24:09 AM
mystical-peace	$25.00	$25.00	10/25/2009 12:10:11 PM
PalmerTheEmbalmer	$25.00	$25.00	10/25/2009 4:53:57 PM
rmpedi33	$100.00	$100.00	10/26/2009 9:52:14 AM
Toony	$25.00	$25.00	10/26/2009 5:22:41 PM
the_prince	$100.00	$100.00	10/27/2009 4:29:47 AM
Montgomery-Burns	$25.00	$25.00	10/27/2009 4:00:51 PM
miket71	$100.00	$100.00	10/27/2009 5:31:50 PM
flwah	$25.00	$25.00	10/27/2009 5:33:47 PM
p2p-gala	$50.00	$50.00	10/27/2009 8:10:21 PM
durability-colonel	$50.00	$50.00	10/27/2009 10:20:12 PM
fatboy888	$25.00	$25.00	10/28/2009 6:16:07 AM
shrewd-income	$200.00	$200.00	10/28/2009 7:34:45 AM
a-principal-hammock	$50.00	$50.00	10/28/2009 1:14:41 PM
abu-dhabi	$40.00	$40.00	10/28/2009 1:45:52 PM
brightest-economy-tsunami	$25.00	$25.00	10/28/2009 1:56:32 PM
fantastic-yield	$25.00	$25.00	10/28/2009 3:26:13 PM
nalaari	$50.00	$50.00	10/28/2009 11:33:28 AM
credit-coach118	$25.00	$25.00	10/28/2009 3:49:43 PM
49 bids
Borrower Payment Dependent Notes Series 429783
This series of Notes was issued and sold upon the funding of the borrower loan #39243, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$8,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Oct-22-2009
				Auction end date:	Oct-29-2009

Starting lender yield:	23.77%	Starting borrower rate/APR:	24.77% / 27.07%	Starting monthly payment:	$317.11
Final lender yield:	21.75%	Final borrower rate/APR:	22.75% / 25.02%	Final monthly payment:	$308.64

Auction yield range:	8.27% - 23.77%	Estimated loss impact:	8.51%
Lender servicing fee:	1.00%	Estimated return:	13.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1990	Debt/Income ratio:	22%
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$6,256	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	35%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	1
Screen name:	heartpounding-rate	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off my high interest credit cards.

My financial situation:
I am a good candidate for this loan because I have been a special?educator for 20 years. I am a very honest and trusting person who plans to consolidate my high interest credit card loans.

Monthly net income: $ 5,000

Monthly expenses: $
??Housing: $ 400 (Renting with a roommate)
??Insurance: $ 275
??Car expenses: $ 567
??Utilities: $100
??Phone, cable, internet: $ 125
??Food, entertainment: $ 200
??Clothing, household expenses $100
??Credit cards and other loans: $400
??Other expenses: $ 400
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I know it's late, but can you explain why your last listing was cancelled? - VT2VA
A: I was asked to fax my Aug. pay stub and when I did, the Prosper representative said it was too small for him to read it. I was told this about 10 days or so after I faxed it. I enlarged the pay stub and resent it. A few days passed again and I was told that the pay stub was over 30 days old and was asked to fax my Sept. pay stub. I was asked to send this during our Fall break from school and I told the rep. that it may be a few days before I could send it. I sent it a day late. (Oct-29-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Weaverville	$50.00	$50.00	10/22/2009 9:53:09 AM
crazycool	$35.00	$35.00	10/22/2009 9:53:05 AM
andrewgl	$25.00	$25.00	10/22/2009 9:53:47 AM
skuba	$25.00	$25.00	10/22/2009 9:53:19 AM
vkorichkov	$25.00	$25.00	10/22/2009 9:53:51 AM
zone8	$100.00	$100.00	10/22/2009 9:53:21 AM
Ananya	$25.00	$25.00	10/22/2009 9:53:53 AM
3am-preacher	$25.00	$25.00	10/22/2009 9:55:03 AM
cloud8	$25.00	$25.00	10/22/2009 9:54:28 AM
unclejaef	$25.00	$25.00	10/22/2009 9:55:18 AM
scottr	$25.00	$25.00	10/22/2009 9:54:54 AM
kanakakm	$25.00	$25.00	10/22/2009 9:55:00 AM
mpactlender	$25.00	$25.00	10/22/2009 9:55:27 AM
mtquan	$25.00	$25.00	10/22/2009 9:55:09 AM
get30inc	$25.00	$25.00	10/22/2009 9:55:13 AM
kulender	$25.00	$25.00	10/22/2009 9:55:38 AM
Havana21	$50.00	$50.00	10/22/2009 9:55:44 AM
Champpilot	$50.00	$50.00	10/22/2009 9:56:09 AM
rolandweary	$40.00	$40.00	10/22/2009 9:55:59 AM
bonus-buddy2	$35.00	$35.00	10/22/2009 9:56:13 AM
MissionMicroFinance	$25.00	$25.00	10/22/2009 9:56:46 AM
gadget7	$25.00	$25.00	10/22/2009 9:56:15 AM
RetiredATC	$25.00	$25.00	10/22/2009 9:56:50 AM
rjleves	$25.00	$25.00	10/22/2009 9:57:04 AM
asiaratt	$25.00	$25.00	10/22/2009 9:56:42 AM
techvet	$25.00	$25.00	10/22/2009 9:57:11 AM
crenen139	$25.00	$25.00	10/22/2009 9:56:48 AM
chicco	$80.00	$80.00	10/22/2009 9:57:12 AM
Dunndeal4u	$25.00	$25.00	10/22/2009 9:57:34 AM
sloan	$25.00	$25.00	10/22/2009 9:57:09 AM
jdrez	$25.00	$25.00	10/22/2009 9:57:48 AM
socialbanker	$25.00	$25.00	10/22/2009 9:57:21 AM
bluesheep	$25.00	$25.00	10/22/2009 9:57:51 AM
exact-justice	$25.00	$25.00	10/22/2009 9:57:57 AM
andyb9	$25.00	$25.00	10/22/2009 9:58:02 AM
slartibardfast	$25.00	$25.00	10/22/2009 9:58:06 AM
cpaphoto	$25.00	$25.00	10/22/2009 9:57:44 AM
Aquani	$50.00	$50.00	10/22/2009 9:57:53 AM
keeks	$25.00	$25.00	10/22/2009 9:58:10 AM
LendGuy	$25.00	$25.00	10/22/2009 9:58:01 AM
HelpFromNY	$25.00	$25.00	10/22/2009 9:58:14 AM
Approved1234	$25.00	$25.00	10/22/2009 9:58:12 AM
wrighco	$25.00	$25.00	10/22/2009 9:58:18 AM
commerce-champion	$25.00	$25.00	10/22/2009 9:58:24 AM
kmwvma	$25.00	$25.00	10/22/2009 9:58:33 AM
ethicalhumanist	$25.00	$25.00	10/22/2009 9:58:27 AM
hitsman	$50.00	$38.25	10/22/2009 9:58:43 AM
booksleuth	$50.00	$50.00	10/22/2009 9:53:07 AM
thumper64	$25.00	$25.00	10/22/2009 9:58:36 AM
bigtag	$25.00	$25.00	10/22/2009 9:58:40 AM
d_grbg	$25.00	$25.00	10/22/2009 9:59:32 AM
neighborly-bid	$25.00	$25.00	10/22/2009 9:53:43 AM
jybank	$25.00	$25.00	10/22/2009 9:59:41 AM
agent86a	$25.00	$25.00	10/22/2009 9:53:59 AM
money-maniac	$25.00	$25.00	10/22/2009 9:54:06 AM
LR_Biker	$25.00	$25.00	10/22/2009 9:55:02 AM
a-responsible-return	$25.00	$25.00	10/22/2009 9:55:04 AM
the-silver-blaster	$60.00	$60.00	10/22/2009 9:55:10 AM
wise-extraordinary-loot	$30.00	$30.00	10/22/2009 9:55:31 AM
SDNLR	$25.00	$25.00	10/22/2009 9:55:39 AM
justice-dna	$25.00	$25.00	10/22/2009 9:55:53 AM
revenue-kazoo	$25.00	$25.00	10/22/2009 9:56:21 AM
swoosh	$25.00	$25.00	10/22/2009 9:56:30 AM
Prezotus	$25.00	$25.00	10/22/2009 9:56:43 AM
JohnW12	$25.00	$25.00	10/22/2009 9:56:57 AM
brazilofmux	$100.00	$100.00	10/22/2009 9:57:05 AM
Dahlozer	$25.00	$25.00	10/22/2009 9:57:23 AM
poeman	$25.00	$25.00	10/22/2009 9:57:30 AM
wayman	$50.00	$50.00	10/22/2009 9:57:56 AM
the-profit-oracle	$25.00	$25.00	10/22/2009 9:58:30 AM
HunterSix	$25.00	$25.00	10/22/2009 9:58:37 AM
kmprospeo	$25.00	$25.00	10/22/2009 9:58:42 AM
YoungSuccessLLC	$25.00	$25.00	10/22/2009 10:06:12 AM
interstellar	$50.00	$50.00	10/22/2009 12:34:29 PM
a-reasonable-return	$25.00	$25.00	10/22/2009 3:44:24 PM
LenderDan	$100.00	$100.00	10/22/2009 4:58:25 PM
101010	$100.00	$100.00	10/22/2009 8:54:08 PM
jga516	$25.00	$25.00	10/23/2009 3:51:06 PM
zorbadgreek	$25.00	$25.00	10/24/2009 10:59:16 AM
investment-cluster	$25.00	$25.00	10/26/2009 4:46:37 PM
forthright-dedication	$25.00	$25.00	10/26/2009 5:33:15 PM
wild-orange	$25.00	$25.00	10/26/2009 10:33:28 PM
payout-magician	$50.00	$50.00	10/27/2009 6:36:57 AM
Pickmar	$25.00	$25.00	10/27/2009 10:20:00 AM
Byrd24	$100.00	$100.00	10/27/2009 4:34:37 PM
inforapenny	$25.00	$25.00	10/27/2009 5:04:04 PM
sunnysally	$25.00	$25.00	10/28/2009 8:31:50 AM
silvercertificate	$50.00	$50.00	10/28/2009 9:42:22 AM
felicity-daydream	$25.00	$25.00	10/28/2009 11:29:01 AM
bevans	$25.00	$25.00	10/28/2009 4:23:26 PM
awesome-responsibility	$400.00	$400.00	10/28/2009 6:56:57 PM
reflective-rupee	$25.00	$25.00	10/28/2009 8:47:59 PM
sparkling-contract7	$25.00	$25.00	10/29/2009 6:06:59 AM
MrOglesby	$25.00	$25.00	10/29/2009 1:06:56 AM
well-mannered-income3	$25.00	$25.00	10/29/2009 5:20:53 AM
SlickNick	$25.00	$25.00	10/29/2009 6:39:19 AM
VT2VA	$25.00	$25.00	10/29/2009 9:46:32 AM
a-reasonable-return	$25.00	$25.00	10/29/2009 9:04:45 AM
reflective-rupee	$75.00	$75.00	10/29/2009 9:05:57 AM
five-star-note	$35.00	$35.00	10/22/2009 9:53:28 AM
Orringo	$25.00	$25.00	10/22/2009 9:53:45 AM
Supernick	$50.00	$50.00	10/22/2009 9:53:08 AM
personal-lender	$25.00	$25.00	10/22/2009 9:53:32 AM
fortress767	$25.00	$25.00	10/22/2009 9:54:07 AM
anton	$25.00	$25.00	10/22/2009 9:53:35 AM
PatRichi	$25.00	$25.00	10/22/2009 9:54:09 AM
ferocious-exchange3	$25.00	$25.00	10/22/2009 9:53:37 AM
djh47a	$25.00	$25.00	10/22/2009 9:53:39 AM
rmachi	$25.00	$25.00	10/22/2009 9:53:54 AM
Artist_Blue	$25.00	$25.00	10/22/2009 9:54:02 AM
reciprocate	$50.00	$50.00	10/22/2009 9:55:07 AM
intelligent-yield	$25.00	$25.00	10/22/2009 9:54:11 AM
CarDealer3070	$25.00	$25.00	10/22/2009 9:55:14 AM
Banker7371	$25.00	$25.00	10/22/2009 9:54:41 AM
flwah	$50.00	$50.00	10/22/2009 9:55:21 AM
irrelevant	$25.00	$25.00	10/22/2009 9:54:58 AM
Wangersinc	$25.00	$25.00	10/22/2009 9:55:23 AM
thedreamer	$25.00	$25.00	10/22/2009 9:55:33 AM
czar3	$30.00	$30.00	10/22/2009 9:55:50 AM
silver-armada	$50.00	$50.00	10/22/2009 9:56:03 AM
yield-lion	$25.00	$25.00	10/22/2009 9:56:18 AM
museic1	$50.00	$50.00	10/22/2009 9:56:07 AM
dparkhom	$25.00	$25.00	10/22/2009 9:56:10 AM
Cai8899	$25.00	$25.00	10/22/2009 9:56:52 AM
papaman	$25.00	$25.00	10/22/2009 9:56:32 AM
bchen78875	$25.00	$25.00	10/22/2009 9:57:00 AM
Josta	$50.00	$50.00	10/22/2009 9:56:36 AM
courteous-deal8	$25.00	$25.00	10/22/2009 9:56:51 AM
westsidehighway	$25.00	$25.00	10/22/2009 9:57:26 AM
LendDoc	$25.00	$25.00	10/22/2009 9:56:55 AM
dime-worker	$25.00	$25.00	10/22/2009 9:56:56 AM
xstreamin	$25.00	$25.00	10/22/2009 9:57:38 AM
WalnutCreekguy	$33.00	$33.00	10/22/2009 9:57:07 AM
laredotornado	$25.00	$25.00	10/22/2009 9:57:43 AM
jeg3k	$25.00	$25.00	10/22/2009 9:57:15 AM
ThomasCrown	$30.00	$30.00	10/22/2009 9:57:46 AM
youqianderen	$50.00	$50.00	10/22/2009 9:57:25 AM
Dutchhunter	$25.00	$25.00	10/22/2009 9:57:52 AM
mstebnicki	$25.00	$25.00	10/22/2009 9:57:36 AM
aasx1108	$25.00	$25.00	10/22/2009 9:58:00 AM
KailuaLender	$25.00	$25.00	10/22/2009 9:58:03 AM
transparency-giant	$25.00	$25.00	10/22/2009 9:57:41 AM
bonanza1973	$25.00	$25.00	10/22/2009 9:58:08 AM
VentureExplorer	$25.00	$25.00	10/22/2009 9:57:54 AM
agwosdof	$50.00	$50.00	10/22/2009 9:58:13 AM
wiltonbound	$25.00	$25.00	10/22/2009 9:58:09 AM
thrifty-peso	$25.00	$25.00	10/22/2009 9:58:15 AM
gold-disk	$50.00	$50.00	10/22/2009 9:58:23 AM
elebovic	$25.00	$25.00	10/22/2009 9:58:22 AM
wampum-chorus3	$25.00	$25.00	10/22/2009 9:52:52 AM
lagnisiruk	$25.00	$25.00	10/22/2009 9:58:35 AM
jhouman	$25.00	$25.00	10/22/2009 9:53:13 AM
GatorBux	$100.00	$100.00	10/22/2009 9:58:39 AM
fortytwo	$100.00	$100.00	10/22/2009 9:53:16 AM
five-star-justice	$36.00	$36.00	10/22/2009 9:59:06 AM
SNH	$50.00	$50.00	10/22/2009 9:53:29 AM
InvestorPartners	$25.00	$25.00	10/22/2009 9:53:41 AM
BuffetRocks	$50.00	$50.00	10/22/2009 9:59:31 AM
value-microscope	$25.00	$25.00	10/22/2009 9:53:57 AM
fuzed	$54.45	$54.45	10/22/2009 9:54:52 AM
Halos2002	$50.00	$50.00	10/22/2009 9:54:56 AM
reaction5	$25.00	$25.00	10/22/2009 9:55:06 AM
spitzbergen	$25.00	$25.00	10/22/2009 9:55:17 AM
AF-Chief	$35.00	$35.00	10/22/2009 9:55:26 AM
gamp	$25.00	$25.00	10/22/2009 9:55:29 AM
DukSerduk	$25.00	$25.00	10/22/2009 9:55:37 AM
YogaDude34	$50.00	$50.00	10/22/2009 9:55:40 AM
gracej	$25.00	$25.00	10/22/2009 9:55:47 AM
icon7	$50.00	$50.00	10/22/2009 9:56:02 AM
Clambake	$50.00	$50.00	10/22/2009 9:56:17 AM
engaging-worth	$30.00	$30.00	10/22/2009 9:56:23 AM
vcbogan	$100.00	$100.00	10/22/2009 9:56:26 AM
trapper569	$25.00	$25.00	10/22/2009 9:56:39 AM
radiant-fund	$25.00	$25.00	10/22/2009 9:56:41 AM
ianakacg	$25.00	$25.00	10/22/2009 9:57:16 AM
Sam65	$25.00	$25.00	10/22/2009 9:57:19 AM
MicroL	$25.00	$25.00	10/22/2009 9:57:28 AM
capital-duckling	$25.00	$25.00	10/22/2009 9:57:39 AM
truth-futurist	$25.00	$25.00	10/22/2009 9:57:50 AM
benefit-squirrel	$30.00	$30.00	10/22/2009 9:57:58 AM
davidc314	$50.00	$50.00	10/22/2009 9:58:28 AM
financial-frenzy	$50.00	$50.00	10/22/2009 9:58:31 AM
desertoasis	$25.00	$25.00	10/22/2009 9:58:38 AM
wildguy	$25.00	$25.00	10/22/2009 9:59:36 AM
4est	$25.00	$25.00	10/22/2009 11:18:33 AM
junes08	$25.00	$25.00	10/22/2009 2:49:12 PM
GreenSolutionsOffshoreHoldings	$25.00	$25.00	10/22/2009 2:24:10 PM
jonn834	$25.00	$25.00	10/22/2009 4:03:53 PM
junes08	$50.00	$50.00	10/22/2009 4:59:41 PM
Bank_Of_XL	$50.00	$50.00	10/22/2009 4:45:10 PM
brainy-dedication	$25.00	$25.00	10/23/2009 8:31:29 AM
loanman2007	$25.00	$25.00	10/23/2009 12:44:23 PM
AuroraRobbin	$50.00	$50.00	10/23/2009 1:43:38 PM
fostaman	$25.00	$25.00	10/23/2009 7:48:30 PM
BuzzyBee336	$25.00	$25.00	10/24/2009 12:21:55 AM
Rich_Lather	$50.00	$50.00	10/25/2009 6:37:19 AM
tnjohnso	$25.00	$25.00	10/26/2009 1:07:30 PM
Orca-man	$100.00	$100.00	10/26/2009 3:41:08 PM
a-finance-nirvana	$200.00	$200.00	10/26/2009 4:07:47 PM
Techne_Funds_LLC	$25.00	$25.00	10/27/2009 5:29:16 PM
wwwUniversal	$25.00	$25.00	10/27/2009 5:25:25 PM
Mantis75	$25.00	$25.00	10/27/2009 5:25:29 PM
wise-silver-wonder	$25.00	$25.00	10/27/2009 10:41:23 PM
E-B	$50.00	$50.00	10/28/2009 2:56:41 AM
Rulea72	$100.00	$100.00	10/28/2009 10:57:19 AM
packrs1	$100.00	$100.00	10/28/2009 9:26:55 AM
TotosLion	$25.00	$25.00	10/28/2009 5:00:11 PM
Syzygy	$25.00	$25.00	10/28/2009 9:29:53 PM
credit-missile	$100.00	$100.00	10/28/2009 8:19:07 PM
just-trade0	$25.00	$25.00	10/29/2009 8:39:26 AM
Leshan	$50.00	$50.00	10/29/2009 8:53:08 AM
MathProfessor	$50.00	$50.00	10/29/2009 8:54:07 AM
Astyanax	$25.00	$25.00	10/29/2009 8:57:19 AM
p2p-gala	$25.00	$25.00	10/29/2009 6:13:51 AM
blue-relay	$25.00	$25.00	10/29/2009 9:43:56 AM
building_community	$68.30	$68.30	10/29/2009 7:29:46 AM
216 bids
Borrower Payment Dependent Notes Series 429821
This series of Notes was issued and sold upon the funding of the borrower loan #39190, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Oct-21-2009
				Auction end date:	Oct-22-2009

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 34.02%	Starting monthly payment:	$42.45
Final lender yield:	16.00%	Final borrower rate/APR:	17.00% / 20.72%	Final monthly payment:	$35.65

Auction yield range:	6.27% - 29.00%	Estimated loss impact:	5.28%
Lender servicing fee:	1.00%	Estimated return:	10.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1999	Debt/Income ratio:	29%
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	15 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$3,202	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	104%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	davidmlucas	Borrower's state:	Virginia	Borrower's group:	Kingdom Finances
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Hello.? My wife, who is in the Navy, is about to change stations.? We have had this house for a few years, and want to sell it at a good price.? The only improvements made on a house that are tax-deductible are the ones made six months prior to the sale of the house.? So we have had to put off much needed fixes in order to make sure we can claim them next year as a deduction.? Consequently, we have a LOT of work to do in a few months time.??Although we have about?$5,000 saved up,?we need about $1,000 more?in order to handle these improvements.? As you know, we are homebuyers and have very good credit.? Neither my wife or I have any type of credit cards, and our only debt is from our mortgage payment and student loans from both of our ongoing educations.? This is a worthy cause, and I thank you for your time and assistance.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I live in virginia beach and housing sales are still in a slump. what are you options with the PCS if you cannot sell the home quickly? - stuart791
A: The military offers a Homeowners Assistance Program, which if we sell at a loss, will reimburse us up to 95% of the loss. (Oct-22-2009)
Q: can you give us a breakdownof your income vs expenses for you and your spouse? Thanks and good luck - Hawkeyebank
A: Income: $108,500/year Expenses: $83,200/year (Oct-22-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

3am-preacher	$25.00	$25.00	10/21/2009 3:56:47 PM
buckyhead2000	$25.00	$25.00	10/21/2009 4:13:06 PM
inforapenny	$25.00	$25.00	10/21/2009 4:18:25 PM
Spring342	$25.00	$25.00	10/21/2009 4:18:43 PM
minista	$25.00	$25.00	10/21/2009 4:20:06 PM
BoughtTheFarm	$25.00	$25.00	10/21/2009 4:20:17 PM
mosby	$50.00	$50.00	10/21/2009 4:21:10 PM
SwiDaddy	$25.00	$25.00	10/21/2009 4:29:10 PM
Sonihal	$50.00	$50.00	10/21/2009 4:26:31 PM
junes08	$50.00	$50.00	10/21/2009 4:38:23 PM
IPG1	$25.00	$25.00	10/21/2009 4:31:07 PM
Bank_Of_XL	$50.00	$50.00	10/22/2009 5:58:32 AM
dn0pes	$25.00	$25.00	10/22/2009 12:59:10 PM
wmealhouse	$50.00	$50.00	10/22/2009 7:55:52 PM
4mydaughterseducation	$38.27	$38.27	10/22/2009 6:00:26 PM
dloan	$25.00	$25.00	10/21/2009 4:07:47 PM
Dollarhide	$25.00	$11.73	10/21/2009 4:09:01 PM
flwah	$50.00	$50.00	10/21/2009 4:18:22 PM
SS123	$25.00	$25.00	10/21/2009 4:21:02 PM
wwwUniversal	$25.00	$25.00	10/21/2009 4:23:15 PM
FG9YTR	$25.00	$25.00	10/21/2009 4:28:38 PM
building_community	$50.00	$50.00	10/21/2009 4:18:51 PM
felicity-daydream	$25.00	$25.00	10/21/2009 4:38:16 PM
the-profit-oracle	$25.00	$25.00	10/21/2009 6:32:40 PM
twjh	$25.00	$25.00	10/22/2009 6:03:00 AM
marwadi-62	$200.00	$200.00	10/22/2009 5:34:38 PM
26 bids
Borrower Payment Dependent Notes Series 429907
This series of Notes was issued and sold upon the funding of the borrower loan #39193, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Oct-23-2009
				Auction end date:	Oct-29-2009

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$123.23
Final lender yield:	25.45%	Final borrower rate/APR:	26.45% / 28.78%	Final monthly payment:	$121.59

Auction yield range:	11.27% - 26.47%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Apr-1998	Debt/Income ratio:	38%
Credit score:	760-780 (Oct-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	44	Length of status:	7y 5m
Amount delinquent:	$0	Revolving credit balance:	$109	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	profit-amigo	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	760-780 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	720-740 (Sep-2008)
Principal balance:	$5,080.19	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
home improvement
Purpose of loan:
This loan would be used to do some home improvement.

My financial situation:
I am a good candidate for this loan because of my prior payment history from a previous loan with prosper.? I have a year left to pay on the previous loan but it will not hinder my ability to pay this loan off.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

capital-galaxy	$42.75	$42.75	10/23/2009 3:59:13 PM
zone8	$100.00	$100.00	10/23/2009 3:59:52 PM
Sateesh	$33.00	$33.00	10/23/2009 4:04:44 PM
wildguy	$25.00	$25.00	10/23/2009 4:05:11 PM
SNH	$50.00	$50.00	10/23/2009 4:05:39 PM
vkorichkov	$25.00	$25.00	10/23/2009 4:05:45 PM
heroic-benefit	$25.00	$25.00	10/23/2009 4:05:56 PM
building_community	$25.00	$25.00	10/23/2009 4:06:00 PM
Havana21	$50.00	$50.00	10/23/2009 4:06:04 PM
Halos2002	$50.00	$50.00	10/23/2009 4:06:09 PM
Wangersinc	$25.00	$25.00	10/23/2009 4:06:13 PM
UCLA4life	$25.00	$25.00	10/23/2009 4:04:43 PM
InChicago	$25.00	$25.00	10/23/2009 4:05:44 PM
fortytwo	$50.00	$50.00	10/23/2009 4:05:49 PM
dinero-mason	$50.00	$50.00	10/23/2009 4:05:55 PM
dedicated-diversification5	$30.00	$30.00	10/23/2009 4:05:59 PM
Turtlebear44	$25.00	$25.00	10/23/2009 4:06:04 PM
NoMoreDebt4Me	$50.00	$50.00	10/23/2009 4:06:08 PM
unclejaef	$25.00	$25.00	10/23/2009 4:06:12 PM
anton	$25.00	$25.00	10/23/2009 4:05:41 PM
rmachi	$25.00	$25.00	10/23/2009 4:05:45 PM
biobulator	$25.00	$25.00	10/23/2009 4:05:54 PM
tallmon	$25.00	$25.00	10/23/2009 4:05:59 PM
GatorBux	$25.00	$25.00	10/23/2009 4:06:03 PM
lagnisiruk	$25.00	$25.00	10/23/2009 4:06:07 PM
CarDealer3070	$30.00	$30.00	10/23/2009 4:06:11 PM
wise-extraordinary-loot	$25.00	$25.00	10/23/2009 4:06:14 PM
unk1911	$25.00	$25.00	10/23/2009 4:06:37 PM
fuzed	$50.00	$50.00	10/23/2009 4:24:03 PM
blackbird02	$25.00	$25.00	10/23/2009 4:23:56 PM
foothillender	$25.00	$25.00	10/24/2009 5:51:08 AM
SFBank	$200.00	$200.00	10/24/2009 1:31:46 PM
marwadi-62	$25.00	$25.00	10/24/2009 3:33:09 PM
five-star-note	$30.00	$30.00	10/25/2009 1:53:40 PM
five-star-note	$30.00	$30.00	10/25/2009 1:58:20 PM
zento	$25.00	$25.00	10/25/2009 11:19:54 PM
davenyc	$25.00	$25.00	10/26/2009 9:51:18 AM
rmpedi33	$50.00	$50.00	10/26/2009 10:02:08 AM
reflective-rupee	$25.00	$25.00	10/26/2009 10:22:15 AM
return-grizzly	$100.00	$100.00	10/26/2009 1:31:50 PM
currency-bumblebee	$50.00	$50.00	10/26/2009 5:24:54 PM
wild-orange	$25.00	$25.00	10/26/2009 10:54:35 PM
sturdy-peace9	$50.00	$50.00	10/27/2009 7:58:23 PM
Eloise62	$75.00	$75.00	10/28/2009 12:27:11 PM
wwwUniversal	$25.00	$25.00	10/28/2009 3:35:52 PM
Pilotequity	$25.00	$25.00	10/28/2009 2:56:49 PM
reflective-rupee	$25.00	$25.00	10/28/2009 8:55:01 PM
atlas100	$50.00	$50.00	10/28/2009 9:29:56 PM
djh47a	$25.00	$25.00	10/23/2009 4:05:32 PM
Orringo	$25.00	$25.00	10/23/2009 4:05:42 PM
agent86a	$25.00	$25.00	10/23/2009 4:05:46 PM
loan-master996	$50.00	$50.00	10/23/2009 4:05:53 PM
slartibardfast	$25.00	$25.00	10/23/2009 4:05:58 PM
treasure-bliss	$50.00	$50.00	10/23/2009 4:06:03 PM
bronzmajom	$25.00	$25.00	10/23/2009 4:06:06 PM
honorable-yield	$25.00	$25.00	10/23/2009 4:06:11 PM
neighborly-bid	$25.00	$25.00	10/23/2009 4:05:42 PM
value-microscope	$25.00	$25.00	10/23/2009 4:05:46 PM
108lender	$75.00	$75.00	10/23/2009 4:05:52 PM
charming-point	$50.00	$50.00	10/23/2009 4:05:57 PM
NoCal	$25.00	$25.00	10/23/2009 4:06:02 PM
kid8549	$25.00	$25.00	10/23/2009 4:06:06 PM
spitzbergen	$25.00	$25.00	10/23/2009 4:06:10 PM
get30inc	$25.00	$17.25	10/23/2009 4:06:14 PM
drg6289	$25.00	$25.00	10/23/2009 4:06:44 PM
personal-lender	$25.00	$25.00	10/23/2009 4:05:40 PM
andrewgl	$25.00	$25.00	10/23/2009 4:05:43 PM
fortress767	$25.00	$25.00	10/23/2009 4:05:47 PM
beezling	$52.00	$52.00	10/23/2009 4:05:52 PM
FountainShrugged	$25.00	$25.00	10/23/2009 4:05:56 PM
treasure-transporter	$25.00	$25.00	10/23/2009 4:06:01 PM
shiny-dollar9	$25.00	$25.00	10/23/2009 4:06:05 PM
AF-Chief	$25.00	$25.00	10/23/2009 4:06:09 PM
the-silver-blaster	$25.00	$25.00	10/23/2009 4:06:13 PM
shawnw2	$35.00	$35.00	10/26/2009 9:16:13 AM
jonn834	$25.00	$25.00	10/26/2009 9:48:18 AM
JohnSmallberries	$25.00	$25.00	10/26/2009 1:06:41 PM
hellasow	$25.00	$25.00	10/26/2009 7:13:35 PM
SV-AZ	$25.00	$25.00	10/26/2009 8:08:26 PM
fantasysports	$25.00	$25.00	10/27/2009 5:26:05 PM
hope-lionheart1	$25.00	$25.00	10/27/2009 9:42:25 PM
forthright-dedication	$25.00	$25.00	10/27/2009 8:08:30 PM
Mantis75	$25.00	$25.00	10/28/2009 3:35:56 PM
icon7	$50.00	$50.00	10/28/2009 7:34:13 PM
investment-cluster	$25.00	$25.00	10/29/2009 2:00:19 AM
85 bids
Borrower Payment Dependent Notes Series 428974
This series of Notes was issued and sold upon the funding of the borrower loan #39187, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Oct-19-2009
				Auction end date:	Oct-26-2009

Starting lender yield:	12.99%	Starting borrower rate/APR:	13.99% / 17.64%	Starting monthly payment:	$34.17
Final lender yield:	9.89%	Final borrower rate/APR:	10.89% / 14.47%	Final monthly payment:	$32.69

Auction yield range:	4.27% - 12.99%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-2001	Debt/Income ratio:	Not calculated
Credit score:	720-740 (Oct-2009)	Current / open credit lines:	4 / 3	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	10	Length of status:	0y 7m
Amount delinquent:	$0	Revolving credit balance:	$1,100	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	7%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	unafraid-bid	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for school
Hi, I'm a good student who just needs a tiny bit of financial padding right now. My credit is EXCELLENT. The loan will be re-paid with no troubles at all. I have income, just not from a real job :) I've never missed a payment on any credit line, and realize how important financial responsibility is. Thanks for your help
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: can you give us an idea on "income" without a real job? How much does that provide compared to living expenses? Thanks and good luck - Hawkeyebank
A: Odd jobs, stock market activity, just random student stuff. My monthly expenses are only around 260$, i always have plenty of to spare. (Oct-22-2009)
Q: What school do you attend? What is your major? What year are you in? - El_Maestro
A: I will be a senior at the University of Utah in January. I'm a psychology major. This time next year i'll be applying to PhD programs. (Oct-25-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Saving4Food	$25.00	$25.00	10/23/2009 6:57:20 PM
jn_tiger	$25.00	$25.00	10/24/2009 11:39:15 AM
power-expert	$25.00	$25.00	10/24/2009 5:32:13 PM
Lender0307	$25.00	$25.00	10/24/2009 6:33:04 PM
PalmerTheEmbalmer	$25.00	$25.00	10/25/2009 5:00:36 PM
Astyanax	$25.00	$25.00	10/26/2009 7:17:01 AM
JerryB96	$25.00	$25.00	10/25/2009 10:41:39 PM
market-network	$25.00	$25.00	10/26/2009 7:50:42 AM
jakespirit	$25.00	$25.00	10/26/2009 7:57:52 AM
PotBellyPete	$50.00	$50.00	10/26/2009 6:32:00 AM
jybank	$25.00	$25.00	10/26/2009 9:53:46 AM
flwah	$25.00	$25.00	10/26/2009 9:58:44 AM
icon7	$50.00	$50.00	10/26/2009 10:49:43 AM
chrisb1414	$25.00	$25.00	10/26/2009 11:30:24 AM
brightest-economy-tsunami	$25.00	$25.00	10/26/2009 12:21:34 PM
rcs2003	$25.00	$25.00	10/26/2009 12:30:35 PM
socal-lender	$25.00	$25.00	10/26/2009 12:41:23 PM
datalink	$25.00	$25.00	10/26/2009 12:20:24 PM
hellasow	$25.00	$25.00	10/21/2009 8:31:59 PM
building_community	$50.00	$50.00	10/22/2009 11:04:13 AM
4mydaughterseducation	$30.00	$25.00	10/22/2009 6:01:38 PM
FundMaker	$25.00	$25.00	10/24/2009 4:48:22 AM
GS-ROCK	$25.00	$25.00	10/25/2009 8:45:39 PM
Econominator	$25.00	$25.00	10/25/2009 3:03:02 PM
bxdoc	$125.00	$125.00	10/26/2009 6:39:23 AM
buckyhead2000	$25.00	$25.00	10/26/2009 4:07:40 AM
farchoir	$25.00	$25.00	10/26/2009 6:53:36 AM
durability-colonel	$50.00	$50.00	10/26/2009 8:16:23 AM
dudebrah	$25.00	$25.00	10/26/2009 9:29:13 AM
thajr	$25.00	$25.00	10/26/2009 11:47:59 AM
sorace	$25.00	$25.00	10/26/2009 11:29:45 AM
sparkling-contract7	$25.00	$25.00	10/26/2009 12:42:01 PM
32 bids
Borrower Payment Dependent Notes Series 429130
This series of Notes was issued and sold upon the funding of the borrower loan #39249, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Oct-19-2009
				Auction end date:	Oct-26-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	17.27%	Final borrower rate/APR:	18.27% / 20.48%	Final monthly payment:	$72.58

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-1991	Debt/Income ratio:	24%
Credit score:	640-660 (Oct-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	52	Length of status:	12y 1m
Amount delinquent:	$0	Revolving credit balance:	$1,251	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	100%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	badassmini	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	640-660 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	640-660 (Sep-2009) 660-680 (Jun-2008)
Principal balance:	$1,292.48	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Home Improvement
Purpose of loan:
This loan will be used to make improvements on my condo?

My financial situation:
I am a good candidate for this loan because I have been?working as a teacher for 14 years in the same school district.? My current yearly salary is 83,460.00.? My credit is considered fair/good and I am?responsible when it comes to paying back loans.? NOTE:? My credit score has dropped because I am in the process of buying a condo and creditors have been looking into my credit files.? I do NOT consider myself a high-risk at all!!? I have never missed a payment on my current Prosper loan and I never will - I have automatic deposit - so the money is automatically taken out of my check each month.? Thank you for your consideration!

Monthly net income: $?? 8346.

Monthly expenses: $
??Housing: $ 650.00
??Insurance: $ 175.
??Car expenses: $ 500.
??Utilities: $ 0
??Phone, cable, internet: $ 125.
??Food, entertainment: $ 200.
??Clothing, household expenses $ 75.
??Credit cards and other loans: $ 200.
??Other expenses: $ 200.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: You clear $4,000 a month and want to borrow half as much @34%? - Tono
A: Yes, just bought a condo and need to add a security screen door and 2 double paned windows. The condo is very close to a RR track. thanks (Oct-25-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IM-SHARKY	$2,000.00	$2,000.00	10/26/2009 12:47:46 PM
1 bids
Borrower Payment Dependent Notes Series 429844
This series of Notes was issued and sold upon the funding of the borrower loan #39242, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Oct-23-2009
				Auction end date:	Oct-28-2009

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 21.37%	Starting monthly payment:	$188.38
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 21.37%	Final monthly payment:	$188.38

Auction yield range:	3.27% - 20.00%	Estimated loss impact:	0.64%
Lender servicing fee:	1.00%	Estimated return:	19.36%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jul-1983	Debt/Income ratio:	51%
Credit score:	740-760 (Oct-2009)	Current / open credit lines:	24 / 20	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	53	Length of status:	5y 7m
Amount delinquent:	$0	Revolving credit balance:	$164,764	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	80%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	fulfilling-peace9	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Bills
Purpose of loan:
Is to payoff some bills.?

My financial situation:
I am a good candidate for this loan, as I have a good job that is very stable.? I have never defaulted on a loan.? I always pay my bills on time.? I work hard and my family is the most important thing to me. ?I would like to use this money to payoff some bills. ?Please consider loaning this money to me.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What?kinds?of?bills?are?you?planning?on?paying?off? - InDyingLight
A: Multiple end of the year expenses. (Oct-25-2009)
Q: What are your current expenses? What net income do you have available for loan repayment? - Trakissta
A: I have about $1700.00 available per month for loan re-payment. (Oct-25-2009)
Q: Do you really need this loan? Will you pay off some of your debt with this loan? I do want to invest in your loan, but it makes me novice when the economy is so bad. - unique-income2
A: Yes, I really need the loan to pay off and consolidate some expenses. I have never ever not paid off a loan that I have had. I always pay on time and I am a very honest person. You have my word that the money will be used very wisely and that I will make sure to pay the loan back. Also, I have a very stable job and I am working for one of the top companies. Thank you so very for your consideration. (Oct-26-2009)
Q: Can you shed some light on $160K plus of revolving debt? - TheLenderYouWantBiddingForYou
A: 40k - 2 car loans and college education loans for my children. I will be transferring/refinancing these loans to their names at the beginning of the year. 40k - Credit Card - 80k - Second Mortgage (Oct-28-2009)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

booOST	$30.00	$30.00	10/23/2009 3:56:29 PM
Centaur	$50.00	$50.00	10/23/2009 3:57:55 PM
ptjg	$100.00	$100.00	10/23/2009 4:04:10 PM
five-star-note	$35.00	$35.00	10/23/2009 4:12:15 PM
sflender1099	$25.00	$25.00	10/23/2009 4:11:46 PM
reflective-rupee	$250.00	$250.00	10/23/2009 4:37:01 PM
1SteelerFan	$25.00	$25.00	10/23/2009 11:52:03 PM
compatible-diversification	$25.00	$25.00	10/24/2009 3:56:47 PM
HotStreak	$25.00	$25.00	10/24/2009 4:52:51 PM
spnick	$25.00	$25.00	10/24/2009 7:27:15 PM
best-magical-dollar	$25.00	$25.00	10/24/2009 9:53:41 PM
favorite-dollar	$25.00	$25.00	10/26/2009 5:49:13 AM
EretzCapital	$58.50	$58.50	10/26/2009 9:40:20 AM
tracyjo	$25.00	$25.00	10/26/2009 11:30:11 AM
FinanceEngine	$25.00	$25.00	10/26/2009 1:33:14 PM
loan-rider7	$25.00	$25.00	10/26/2009 1:30:14 PM
Trakissta	$100.00	$100.00	10/26/2009 10:24:41 PM
wild-orange	$200.00	$200.00	10/26/2009 10:51:54 PM
millionairewannabe	$50.00	$50.00	10/27/2009 8:15:27 AM
Bank_Of_XL	$100.00	$100.00	10/27/2009 8:20:32 AM
tempo6	$25.00	$25.00	10/27/2009 7:25:47 PM
CharlieBucket57	$75.00	$75.00	10/27/2009 8:23:53 PM
Brad9point0	$50.00	$50.00	10/27/2009 8:30:30 PM
wise-spirited-nickel	$50.00	$50.00	10/28/2009 1:01:23 AM
dman15	$35.00	$35.00	10/27/2009 6:15:13 PM
mcs99	$100.00	$100.00	10/27/2009 11:47:47 PM
littleolme	$25.00	$25.00	10/28/2009 6:45:21 AM
EEasyMoney	$25.00	$25.00	10/28/2009 8:03:14 AM
szasza	$50.00	$50.00	10/28/2009 10:13:42 AM
Tevco_Investments	$25.00	$25.00	10/28/2009 11:45:30 AM
Loan2save	$25.00	$25.00	10/28/2009 12:40:40 PM
Rulea72	$75.00	$75.00	10/28/2009 12:10:10 PM
velocity-flag	$25.00	$25.00	10/28/2009 12:26:03 PM
HeroJason86	$25.00	$25.00	10/28/2009 10:41:54 AM
revenue-appraiser	$25.00	$25.00	10/28/2009 10:44:29 AM
Prezotus	$100.00	$100.00	10/28/2009 12:02:19 PM
ministry3	$25.00	$25.00	10/23/2009 3:57:56 PM
Dazz2061	$25.00	$25.00	10/23/2009 3:57:21 PM
GlowHost	$25.00	$25.00	10/23/2009 3:57:33 PM
IPG1	$25.00	$25.00	10/23/2009 4:11:45 PM
REBizGuy	$50.00	$50.00	10/23/2009 4:14:08 PM
chibear34	$25.00	$25.00	10/23/2009 4:19:30 PM
kingpin1	$100.00	$100.00	10/23/2009 6:43:29 PM
Billybobobbrain	$46.89	$46.89	10/23/2009 4:35:01 PM
reflective-rupee	$500.00	$500.00	10/23/2009 4:36:40 PM
hkme	$50.00	$50.00	10/23/2009 6:20:59 PM
fund-strawberry	$75.00	$75.00	10/24/2009 9:25:56 AM
danhintampa	$50.00	$50.00	10/24/2009 1:00:51 PM
frosty49	$100.00	$100.00	10/24/2009 10:06:23 AM
efficient-principal	$50.00	$50.00	10/24/2009 12:49:18 PM
Dustley	$25.00	$25.00	10/25/2009 2:26:07 PM
palace4	$50.00	$50.00	10/25/2009 1:57:55 PM
julian_rojas72	$27.66	$27.66	10/26/2009 7:03:07 AM
foothillender	$25.00	$25.00	10/26/2009 7:45:37 AM
revenue-appraiser	$25.00	$25.00	10/26/2009 7:11:35 AM
unique-income2	$40.00	$40.00	10/26/2009 10:08:29 AM
reflective-rupee	$250.00	$250.00	10/26/2009 11:03:05 AM
sshgfwb	$25.00	$25.00	10/26/2009 11:55:06 AM
tender-ore	$25.00	$25.00	10/26/2009 12:18:33 PM
well-mannered-income3	$25.00	$25.00	10/26/2009 4:24:18 PM
hellasow	$25.00	$25.00	10/26/2009 8:26:08 PM
LakeShoreLending	$25.00	$25.00	10/26/2009 7:27:23 PM
grnii78	$100.00	$100.00	10/27/2009 6:59:20 AM
jybank	$25.00	$25.00	10/27/2009 9:55:21 AM
cutter21	$25.00	$25.00	10/27/2009 11:50:35 AM
otalon	$25.00	$25.00	10/27/2009 10:17:14 AM
generous-at-heart	$25.00	$25.00	10/27/2009 2:49:27 PM
tyson789	$200.00	$200.00	10/27/2009 7:09:27 PM
mike0034	$60.00	$60.00	10/27/2009 7:13:18 PM
hard-working-loot	$25.00	$25.00	10/27/2009 7:19:30 PM
bobbyhume	$25.00	$25.00	10/27/2009 8:34:54 PM
alex189a	$100.00	$100.00	10/27/2009 9:28:45 PM
wise-spirited-nickel	$50.00	$50.00	10/28/2009 1:01:47 AM
benefit-squirrel	$300.00	$300.00	10/28/2009 3:16:22 AM
Unitas4302	$50.00	$50.00	10/27/2009 8:48:19 PM
erowis	$25.00	$25.00	10/28/2009 7:58:38 AM
RLR	$25.00	$25.00	10/28/2009 9:47:35 AM
szasza	$50.00	$50.00	10/28/2009 10:13:05 AM
xavier48	$25.00	$25.00	10/28/2009 10:17:35 AM
SchaeferJ	$25.00	$25.00	10/28/2009 10:40:24 AM
CommerciaLender	$25.00	$25.00	10/28/2009 12:24:28 PM
generous-deal6	$25.00	$25.00	10/28/2009 12:13:20 PM
szasza	$50.00	$50.00	10/28/2009 10:14:49 AM
frugalinvestor20	$25.00	$16.95	10/28/2009 10:47:01 AM
auction-mastery	$25.00	$25.00	10/28/2009 12:54:42 PM
forthright-trade	$25.00	$25.00	10/28/2009 1:32:20 PM
86 bids
Borrower Payment Dependent Notes Series 429974
This series of Notes was issued and sold upon the funding of the borrower loan #39240, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Oct-22-2009
				Auction end date:	Oct-29-2009

Starting lender yield:	9.52%	Starting borrower rate/APR:	10.52% / 10.87%	Starting monthly payment:	$32.51
Final lender yield:	7.00%	Final borrower rate/APR:	8.00% / 8.34%	Final monthly payment:	$31.34

Auction yield range:	3.27% - 9.52%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1976	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	800-820 (Oct-2009)	Current / open credit lines:	19 / 17	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	73	Length of status:	12y 2m
Amount delinquent:	$0	Revolving credit balance:	$12,604	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	3%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	psmurf	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	9 ( 82% )	800-820 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	2 ( 18% )	760-780 (Jun-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Start Side Business
I am a Realtor and Investor. I currently own 6 properties by myself and 4 units with a partner. I am semi-retired and manage all 10 rental properties myself. I currently have 1 of my properties for sale.

I want to start this small business to help my children and grandchildren learn how to be in their own business and make a few dollars.

The money will be used for marketing and website creation. My youngest son is in college working toward architecture degree. He will do my website. One domain name we will use is www.IOUzilch.com. This domain name is parked on a friend's website for now until my son finishes what he is working on. You can go to www.IOUzilch.com to see the business model.

I am currently testing a few ads on Facebook and will start some test ads on local free websites shortly as well.

I've had side businesses all during my working career (40 years). I worked as a civil engineer for 18 years and the last 12 I've been in real estate - selling, buying and flipping and finally buying and holding. Prior to going to college I was in the Army and worked in a family construction business (6.5 years).

I've received a Prosper loan in the past and paid it off ahead of schedule. It will be my intent to help others get seed money from Prosper to start their businesses.

Thank you for looking at this listing and please feel free to ask any questions.

I will set up auto pay through my credit union for paying the monthly cost of this loan.
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Information in the Description is not verified.
Friends And Family Winning Bids
dspmn has bid a total of $25.00 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

dspmn	$25.00	$25.00	10/22/2009 11:45:01 AM
One-ninety-three	$25.00	$25.00	10/23/2009 6:52:25 PM
kingfish66	$25.00	$25.00	10/25/2009 1:09:18 PM
JDLanier	$50.00	$50.00	10/28/2009 7:06:11 PM
wild-orange	$1,000.00	$550.00	10/29/2009 9:47:31 AM
blot44	$25.00	$25.00	10/22/2009 5:55:11 PM
HOPPS	$25.00	$25.00	10/27/2009 6:35:40 PM
FundMaker	$25.00	$25.00	10/28/2009 5:04:39 PM
JerryB96	$25.00	$25.00	10/28/2009 9:11:03 PM
flshdaskll	$25.00	$25.00	10/28/2009 6:40:21 PM
HealthAndSafety	$100.00	$100.00	10/28/2009 10:41:55 PM
octoberfresh	$25.00	$25.00	10/29/2009 7:20:55 AM
icon7	$50.00	$50.00	10/29/2009 4:16:29 AM
justice-officer	$25.00	$25.00	10/29/2009 9:48:04 AM
14 bids